Exhibit 10.6
CONFIDENTIAL TREATMENT REQUESTED BY USG CORPORATION — CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
EXECUTION COPY
CGC INC.
as Borrower
- and -
THE TORONTO-DOMINION BANK
as Lender

CREDIT AGREEMENT

Dated as of June 30, 2009

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION	1
1.1 Definitions	1
1.2 Gender and Number	15
1.3 Certificate of the Lender as to Rates, etc.	15
1.4 Interest Act	15
1.5 Invalidity, etc.	16
1.6 Headings, etc.	16
1.7 Governing Law	16
1.8 Attornment	16
1.9 References	16
1.10 Currency	16
1.11 This Agreement to Govern	16
1.12 Generally Accepted Accounting Principles	17
1.13 Determination of Amount of Loans	17
1.14 Computation of Time Periods	17
1.15 Actions on Days Other Than Banking Days	17
1.16 Oral Instructions	17
1.17 Incorporation of Schedules	17

ARTICLE 2
CREDIT FACILITY	18
2.1 Establishment of Credit Facility	18
2.2 Revolving Nature of Credit Facility	18
2.3 Repayment under Credit Facility	18
2.4 Voluntary Reduction in Commitment	18
2.5 Advances by Overdraft Availments	19

ARTICLE 3
GENERAL PROVISIONS RELATING TO THE CREDIT FACILITY	19
3.1 Advances	19
3.2 Selection of Interest Periods and BA Periods	19
3.3 Rollover and Conversion	20
3.4 Mandatory Prepayments	20
3.5 Mandatory Repayment for Currency Excess	23
3.6 Payments Generally	23
3.7 Disturbance of Libor Market	23
3.8 Change in Circumstances	24
3.9 Illegality	25

3.10 Indemnities	25
3.11 Evidence of Indebtedness	26

ARTICLE 4
BANKERS’ ACCEPTANCES	26
4.1 Procedure for Drawing	26
4.2 Form of Bankers’ Acceptance	26
4.3 Degree of Care	27
4.4 Advance of Bankers’ Acceptances	27
4.5 Payment at Maturity	27
4.6 Circumstances Making Bankers’ Acceptances Unavailable	27
4.7 Waiver	27
4.8 Obligations Absolute	28

ARTICLE 5
LETTERS OF CREDIT	28
5.1 Procedures Relating to Letters of Credit	28
5.2 Reimbursement	28
5.3 Lender Not Liable	28
5.4 Letter of Credit Fees	29
5.5 Acceleration	29
5.6 Conflict	30

ARTICLE 6
INTEREST AND FEES	30
6.1 Interest Rates	30
6.2 Calculation and Payment of Interest	30
6.3 Commitment Fee	31
6.4 Upfront Fee	31
6.5 Payment of Costs and Expenses	31
6.6 Interest on Overdue Amounts	31

ARTICLE 7
REPRESENTATIONS AND WARRANTIES	32
7.1 Representations and Warranties	32
7.2 Survival of Representations and Warranties	36

ARTICLE 8
COVENANTS	36
8.1 Affirmative Covenants	36

- ii -

8.2 Negative Covenants	41

ARTICLE 9
CONDITIONS PRECEDENT	43
9.1 Conditions Precedent to Availability of the Credit Facility	43
9.2 Conditions Precedent to Subsequent Advances	45

ARTICLE 10
EVENTS OF DEFAULT AND REMEDIES	46
10.1 Events of Default	46
10.2 Remedies Upon Default	48
10.3 Distributions	49

ARTICLE 11
SECURITY	49
11.1 Form of Security	49
11.2 After Acquired Assets and Further Assurances	50
11.3 Release/Subordination of Security	50
11.4 Security Charging Real Assets	50

ARTICLE 12
GENERAL	50
12.1 Reliance and Non — Merger	50
12.2 Credit Information	51
12.3 No Set-Off by the Borrower	51
12.4 Set-Off by the Bank	51
12.5 Employment of Experts	51
12.6 Reliance by the Lender	51
12.7 Notices	51
12.8 Time	52
12.9 Further Assurances	53
12.10 Assignment	53
12.11 Currency Conversion and Indemnity	53
12.12 Counterparts	54
12.13 Entire Agreement	54
Schedule 1.1.1.20 — Borrowing Notice

- iii -

Schedule 1.1.31 — Compliance Certificate
Schedule 3.4.1(iii) — Disposition of Land
Schedule 7.1.9 — Subsidiaries
Schedule 7.1.10 — Litigation
Schedule 7.1.15 — Pension Plans
Schedule 7.1.16 — Insurance
Schedule 7.1.18 — Real Property
Schedule 7.1.19 — Relevant Jurisdictions
Schedule 7.1.20 — Intellectual Property
Schedule 7.1.21 — Bank Accounts

- iv -

CREDIT AGREEMENT
          THIS AGREEMENT is dated as of June 30, 2009
AMONG:
CGC INC., as Borrower
- and -
THE TORONTO-DOMINION BANK, as Lender
RECITALS:
A.	The Borrower has requested that the Lender make available the Credit Facility for the purposes set out herein.
B.	The Lender has agreed to provide the Credit Facility to the Borrower on the terms and conditions set forth herein.
          NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
          For the purposes of this Agreement:
1.1.1 “Acquisition” shall mean, with respect to the Borrower or any of its Subsidiaries, any purchase or other acquisition, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an equity interest in, such other Person that such other Person becomes a Subsidiary of the Borrower) or of all or substantially all of the Assets of any other Person, or (b) any division, business, operation or undertaking of any other Person or of all or substantially all of the Assets of any division, business, operation or undertaking of any other Person.
1.1.2 “Advance” means any utilization of the Credit Facility by the Borrower (other than by way of Rollover or Conversion of a Loan already outstanding), whether by way of advance of a Prime Rate Loan, Base Rate Loan or Libor Loan or by way of issuance of Bankers’ Acceptance or a Letter of Credit.
1.1.3 “Affiliate” means, in respect of any corporation, any Person which, directly or indirectly, controls or is controlled by or is under common control with the corporation; and for the purpose of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the power to direct, or cause to be directed, the management and policies of a corporation whether through the ownership of Voting Shares or by contract or otherwise.
1.1.4 “Agreement” means this agreement and all schedules attached to this agreement, in each case as they may be amended, restated or supplemented from time to time; the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement as a whole and not to any particular article, section, schedule or other portion hereof, and the expression “article” and “section” followed by a number or by a number and letter, and “schedule” followed by a letter, mean and refer to the specified article or section of or schedule to this Agreement, except as otherwise specifically provided herein.
1.1.5 “Annual Business Plan” for a Fiscal Year means the annual business plan of the Borrower, prepared on a consolidated basis, with detailed financial projections and budgets prepared on a quarterly basis for that Fiscal Year in each case consisting of a balance sheet, statement of income, statement of changes in financial position (including proposed capital expenditures).
1.1.6 “Applicable Law” means, in respect of any Person, assets, transaction, event or circumstance, all applicable laws, statutes, rules, by-laws, regulations and all applicable permits, certificates, approvals, registrations, licenses, consents, authorizations, directives, orders, judgments, decrees and policies or guidelines of (or issued by) Governmental Bodies, having the force of law.
1.1.7 “Applicable Margin” means (i) with respect to any Advance by way of Prime Rate Loan or Base Rate Loan, 150 basis points and (ii) with respect to any Advance by way of Libor Loan or Banker’s Acceptance, 300 basis points.
1.1.8 “Arms Length” has the meaning ascribed to such term in the Income Tax Act (Canada), as in effect on the date hereof.
1.1.9 “Assets” means, with respect to the Borrower and the Subsidiaries, all property, assets and undertaking of the Borrower that are used to carry on the Business (including all shares in the capital of the Subsidiaries) and all property, assets and undertaking of the Subsidiaries, of every nature and kind, wherever situated, both present and future, real and personal, tangible and intangible.
1.1.10 “Bankers’ Acceptance” means a depository bill (as defined in the Depository Bills and Notes Act (S.C. 1998 c. 13)) in Canadian dollars signed by or on behalf of the Borrower and accepted by the Lender pursuant to this Agreement.
1.1.11 “Bankers’ Acceptance Discount Rate” means, in respect of any Bankers’ Acceptance purchased on any Borrowing Date pursuant to Article 4, the rate for the Lender quoted on the Reuters screen CDOR page determined at 10:00 a.m. (Toronto time) on such Borrowing Date for bankers’ acceptances with a term to maturity the same as such Bankers’ Acceptance. If such rate is not available as of such time, then the discount rate in respect of such Bankers’ Acceptance shall be the rate applicable to bankers’ acceptances issued by the Lender with the applicable term quoted by the Lender as at 10:00 a.m. (Toronto Time) on such date.
1.1.12 “Bankers’ Acceptance Fee” means, in respect of any Bankers’ Acceptance to be purchased by the Lender, the product of (i) the Face Amount of such Bankers’ Acceptance; (ii) the

Applicable Margin; and (iii) a fraction the numerator of which is the number of days comprising the term to maturity of such Bankers’ Acceptance and the denominator of which is 365.
1.1.13 “Bankers’ Acceptance Proceeds” means, on any Borrowing Date, in respect of a Bankers’ Acceptance to be purchased by the Lender on such Borrowing Date, the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of such Bankers’ Acceptance by the sum of one plus the product of (x) the Bankers’ Acceptance Discount Rate; and (y) a fraction the numerator of which is the number of days comprising the term to maturity of such Bankers’ Acceptance and the denominator of which is 365; and (ii) the applicable aggregate Banker’s Acceptance Fee.
1.1.14 “BA Period” means, with respect to a Bankers’ Acceptance, the term thereof as selected by the Borrower in the applicable Borrowing Notice, in each case commencing on the Borrowing Date of the Bankers’ Acceptance and expiring one, two, three or six months after such Borrowing Date.
1.1.15 “Banking Day” means a day, other than a Saturday or Sunday, on which banks are generally open for business in Toronto, Canada.
1.1.16 “Base Rate” means, for any day, the annual rate of interest, expressed on the basis of a year of 365 or 366 days, as the case may be, equal to the greater of (i) the rate which the Lender establishes at its principal office in Toronto as the reference rate of interest in order to determine interest rates it will charge on such day for commercial loans in U.S. dollars made to its customers in Canada and which it refers to as its “U.S. Base Rate”, and (ii) the Federal Funds Effective Rate on such day plus 0.5% per annum, such rate to be adjusted automatically and without the necessity of any notice to the Borrower upon each change to such rate.
1.1.17 “Base Rate Loan” means, at any time, any Loan which is outstanding at such time and in respect of which interest is calculated based on the Base Rate and “Base Rate Loans” means, at any time, all Base Rate Loans at such time.
1.1.18 “Borrower” means CGC Inc., a corporation existing under the laws of the Province of New Brunswick and includes its successors and assigns.
1.1.19 “Borrowing Date” means any Banking Day on which an Advance is made, or is to be made in accordance with a request of the Borrower.
1.1.20 “Borrowing Notice” means a notice substantially in the form of Schedule 1.1.20.
1.1.21 “Branch of Account” means the Lender’s main branch located at The Toronto-Dominion Centre, Toronto, Ontario, or such other branch of the Lender in the City of Toronto as the Lender may designate in writing to the Borrower.
1.1.22 “Business” means, with respect to the Borrower, the business of marketing, manufacturing and distributing building materials and businesses related thereto.
1.1.23 “Canadian Dollar Value” means, in relation to any particular amount of money at any time, the value thereof at such time in Canadian dollars, determined as follows:
(a)	for that portion of such amount which is Canadian dollars, the face amount thereof; and

(b)	for that portion of such amount which is U.S. dollars, the Canadian dollar equivalent thereof converted for such purposes at the Conversion Rate.
1.1.24 “Canadian dollars”, “Cdn. $”, “dollars” or “$” means the lawful currency of Canada.
1.1.25 “Canadian Taxes” means all Taxes imposed, levied, collected, withheld or assessed by any Governmental Body of or within Canada or any political subdivision thereof.
1.1.26 “Capital Expenditures” means, for any period, any expenditure made by any Person, on a consolidated basis, for the purchase, acquisition, development, improvement, construction, repair or replacement of capital assets, and any expenditure related to a Capital Lease or any other expenditure required to be capitalized, all as determined in accordance with GAAP.
1.1.27 “Capital Lease” means a capital lease or lease which should be treated as a capital lease under GAAP.
1.1.28 “Change of Control” means the occurrence of any of the following:
(a)	the acquisition by any Person or a combination of Persons acting jointly or in concert of a direct or indirect interest in more than 50% of the voting power of the voting shares of the Borrower by way of purchase, merger, consolidation or otherwise (other than a creation of a holding company or other transaction that does not involve a change in the aggregate beneficial ownership, directly or indirectly, of the Borrower as a result of the transaction);
(b)	the amalgamation, merger, or consolidation of the Borrower with or into another Person or the amalgamation or merger of another Person into the Borrower with the effect that, immediately after such a transaction, the shareholders of the Borrower (or their respective Affiliates) immediately prior to such a transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving such amalgamation, merger or consolidation.
1.1.29 “Closing Date” means June 30, 2009.
1.1.30 “Commitment” means, at any time, $30,000,000 or the U.S. Dollar Equivalent thereof, subject to all reductions effected from time to time pursuant to sections 2.4, 3.4 or 3.9.
1.1.31 “Compliance Certificate” means a certificate of the Borrower in substantially the form attached as Schedule 1.1.31 signed on the Borrower’s behalf by its Vice President Finance, chief financial officer, or any other officer acceptable to the Lender, (i) stating that the financial statements delivered pursuant to sections 8.1.10 or 8.1.11, as applicable, present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower in accordance with GAAP subject to normal year-end audit adjustments and the absence of notes in the case of financial statements delivered to the Lender pursuant to section 8.1.10; (ii) stating that the representations and warranties contained in the Credit Documents are true and correct in all material respects on and as of such date; (iii) stating that no Default or Event of Default has occurred and is continuing (or describing the details of any existing Default or Event of Default and the action which the Borrower proposes to take or has taken with respect thereto) (iv) providing, in reasonable detail, evidence of compliance, at the end of each Fiscal Quarter, with section 8.1.21; and (v) listing any Liens on its Intellectual Property described in paragraph (v) of the definition of Permitted Encumbrances and any Guarantee Obligations provided by the Borrower or any Subsidiary to any Person of which the Borrower is aware.
1.1.32 “Conversion” means a conversion of a Prime Rate Loan or a Base Rate Loan or Libor Loan into one or more of the other thereof, or a conversion of any of the foregoing to a Bankers’ Acceptance or the conversion of a Bankers’ Acceptance to any of the foregoing.
1.1.33 “Conversion Date” means, in respect of any Loan, the Banking Day on which a Conversion thereof is made.
1.1.34 “Conversion Rate” means, in relation to the quantification in one Currency of an amount denominated in the other Currency, the Bank of Canada noon rate of exchange for such Currencies on the day of calculation.
1.1.35 “Credit Documents” means this Agreement, the Security Documents and any guarantees in respect hereof which may exist from time to time and “Credit Document” means any one of them.
1.1.36 “Credit Facility” means the revolving credit facility made available to the Borrower by the Lender pursuant to section 2.1.1.
1.1.37 “Currency” means either Canadian dollars or U.S. dollars.
1.1.38 “Current Assets” means, as at the end of any Fiscal Quarter, all assets of the Borrower and its Subsidiaries on a consolidated basis which in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets.
1.1.39 “Current Liabilities” means, as at the end of any Fiscal Quarter, all liabilities of the Borrower and its Subsidiaries on a consolidated basis which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities.
1.1.40 “Current Ratio” means at the end of any Fiscal Quarter the ratio of (i) Current Assets to (ii) Current Liabilities, as at the end of such Fiscal Quarter. The Current Ratio is to be calculated without regard for intercompany (i.e. between any of the Borrower and its Affiliates) assets and liabilities. For greater certainty, all rebates are to be deducted from accounts receivable for the purposes of testing and, notwithstanding the foregoing, prepaid accounts payable to Affiliates are to be included in Current Assets to the extent they may be classified as current prepaid expenses under GAAP.
1.1.41 “Debt” of any Person means (without duplication) (i) all indebtedness of such Person for borrowed money (even though the rights and remedies of the holder of such indebtedness in the event of default may be limited to the foreclosure or sale of specific property), including borrowings of commodities, bankers’ acceptances, letters of credit or letters of guarantee; (ii) all indebtedness of such Person for the deferred purchase price of property or services, other than for goods and services purchased in the ordinary course of business; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such assets); (iv) all current liabilities of such Person represented by a note, bond, debenture or other evidence of Debt; (v) all obligations under Capital Leases in respect of which such Person is liable as lessee; (vi) the aggregate amount at which any shares in the capital of such Person which are redeemable or retractable at the option of the holder thereof may be retracted or redeemed; (vii) all indebtedness of such Person secured by a Purchase Money Security Interest; (viii) trade accounts payable not incurred in the ordinary and usual course of business and made on extended payment terms, and (ix) all Guarantee Obligations of such Person.
1.1.42 “Default” means any event which, but for the lapse of time, giving of notice or both, would constitute an Event of Default.
1.1.43 “Depreciation Expense” means, for any period with respect to any Person, depreciation, amortization, depletion and other like reductions to income of such Person for such period not involving any outlay of cash, determined, without duplication, on a consolidated basis in accordance with GAAP.
1.1.44 “Disposition” means any sale, assignment, transfer, conveyance, permanent user license or other disposition of any nature or kind whatsoever of any Assets or of any right, title or interest in or to any Assets, and the verb “Dispose” shall have a correlative meaning. In the case of Section 8.2.2 “Disposition” shall, in addition to the preceding sentence, also include any lease or license of any Assets or of any right, title or interest in or to any Assets
1.1.45 “EBITDA” means, for any period with respect to the Borrower, determined on a consolidated basis in accordance with GAAP, the Net Income of the Borrower for such period:
(a)	increased by the sum of (without duplication):
(i)	Interest Expense for such period;
(ii)	provisions and payments made for taxes based on income for such period;
(iii)	other non-cash charges for such period which have been deducted in determining Net Income, to the extent not included in Depreciation Expenses;
(iv)	Depreciation Expense for such period;
(v)	extraordinary and unusual expenses incurred for such period; and
(vi)	other non-recurring expenses incurred for such period that the Lender and the Borrower may agree from time to time, acting reasonably in each case to the extent that such amounts were deducted in the calculation of Net Income for such period, and
(b)	decreased by the sum of:
(i)	extraordinary and unusual non-recurring gains to the extent that such amounts were added in the calculation of Net Income for such period,
(ii)	other non-recurring gains incurred for such period that the Lender and the Borrower may agree from time to time, acting reasonably; and
(iii)	interest income for such period;

(iv)	any other non-cash gains for such period which have been added in determining Net Income;
1.1.46 “Environmental Laws” mean all Applicable Laws to the extent such relate to environmental or public or occupational health and safety matters including, without limitation, Environmental Permits and Environmental Orders.
1.1.47 “Environmental Orders” includes applicable orders, directives, decisions, or the like rendered by any Governmental Body pursuant to or under any Environmental Laws.
1.1.48 “Environmental Permits” includes all permits, certificates, approvals, consents, authorizations, registrations and licenses issued by, and registrations with, any Governmental Body pursuant to or required for the Business to be in compliance with all Environmental Laws and Environmental Orders.
1.1.49 “Event of Default” has the meaning attributed to such term in section 10.1.
1.1.50 “Excluded Taxes” means in relation to the Lender, those Canadian Taxes which are imposed or levied on or measured by the overall net income or capital of such Person or any of its applicable lending offices, and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Lender or any of its applicable lending offices, whether collected by withholding or otherwise, as a result of the Lender (i) carrying on a trade or business in Canada or having a permanent establishment in Canada, (ii) being organized under the laws of Canada or any political subdivision thereof, (iii) being or being deemed to be resident or non-resident in Canada for income tax purposes, or (iv) not dealing at Arm’s Length with the Borrower; but for greater certainty shall not include any sales, goods or services taxes payable under the laws of Canada or any political subdivision thereof with respect to any goods or services made available by the Lender to the Borrower hereunder.
1.1.51 “Expiry Date” means the last day of an Interest Period or a BA Period or the expiry date of a Letter of Credit (as applicable).
1.1.52 “Face Amount” means in respect of a Bankers’ Acceptance, the amount payable to the holder thereof on its maturity.
1.1.53 “Federal Funds Effective Rate” means, for any day, the annual rate of interest equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Lender from three United States federal funds brokers of recognized standing selected by it.
1.1.54 “Fiscal Year” means the fiscal year of the Borrower, being January 1 to December 31.
1.1.55 “Fiscal Quarter” means a period of three consecutive months ending on March 31, June 30, September 30 and December 31, as the case may be, of each Fiscal Year.

1.1.56 “GAAP” means those accounting principles which are recognized as being generally accepted in the United States from time to time and for periods commencing after the Parent adopts International Financial Reporting Standards, International Financial Reporting Standards as issued by the International Accounting Standards Board, consistently applied and as in effect from time to time.
1.1.57 “Governmental Body” means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person (including, without limitation, any arbitrator) acting or purporting to act under the authority of any of the foregoing.
1.1.58 “Guarantee Obligations” means, with respect to any Person, all guarantees, indemnities or contingent obligations made by such Person in respect of the Debt of any other Person, including without limitation, letters of guarantee, letters of credit, legally binding comfort letters or indemnities issued in connection therewith, endorsements of bills of exchange (other than for deposit or collection in the ordinary course of business) and obligations to purchase assets regardless of the delivery or non-delivery thereof.
1.1.59 “Hedging Arrangements” means any agreement (including any transaction contemplated thereby) now existing or hereafter entered into between the Borrower and the Lender which is an interest rate swap, cap, floor or collar agreement, interest rate forward, future or option contract, cross currency interest rate swap agreement or interest rate future or option contract, a spot or forward foreign exchange contract or any other derivative agreement relative to interest rates, foreign exchange, debt obligations, equities, commodities or other indices.
1.1.60 “Intellectual Property” means the intellectual property in patents, patent applications, trade-marks, trade-mark applications, trade names, service marks, copyrights, copyright registrations, trade secrets, industrial designs, technology and other similar intellectual property rights.
1.1.61 “Interest Coverage Ratio” means at the end of any Fiscal Quarter, the ratio of (i) EBITDA less Capital Expenditures for the most recent four Fiscal Quarters then ended to (ii) cash Interest Expense for the most recent four Fiscal Quarters then ended.
1.1.62 “Interest Expense” means, for any period and on a consolidated basis, without duplication, the aggregate amount of interest and other financing charges expensed by the Borrower and its Subsidiaries in such period with respect to Debt including interest, discount and financing fees, commissions, discounts, the interest or time value of money component of costs related to factoring or securitizing receivables or monetizing inventory and other fees and charges payable with respect to letters of credit and bankers’ acceptance financing, standby fees, the interest component of Capital Leases and net payments (if any) pursuant to hedge arrangements involving interest, net of any interest income earned in such period and net receipts (if any) pursuant to hedge arrangements involving interest and permitted pursuant to this Agreement, all as determined in accordance with GAAP.
1.1.63 “Interest Period” means, with respect to each Libor Loan, the period selected by the Borrower in accordance with the provisions hereof and being of a duration of one, two, three or six months, subject to availability, commencing on the Borrowing Date, Rollover Date or Conversion Date (as the case may be) of such Loan.
1.1.64 “Letter of Credit” means a letter of credit or letter of guarantee issued in accordance with the provisions hereof.
1.1.65 “Letter of Credit Fee” means, in respect of each Letter of Credit, a fee calculated on the basis of a 365 day year for the period from the date of issue thereof to the expiry date thereof, at the rate per annum equal to the Applicable Margin for Bankers’ Acceptances.
1.1.66 “Libor” for each Interest Period of each Libor Loan means the percentage rate per annum which appears on the page of the Reuters Screen which displays or publishes the British Bankers’ Association Interest Settlement Rate for U.S. dollar deposits (being currently “LIBOR01”) for such Interest Period as of 11:00 a.m. (London, England time) on the Quotation Date for such Interest Period and for a period similar to such Interest Period or, if such page or such service shall cease to be displayed or published, such other page or such other service for the purpose of displaying or publishing the British Bankers’ Association Interest Settlement Rate for U.S. dollar deposits as the Lender shall select. If no quotation for U.S. dollar deposits for any Interest Period is displayed or published to permit the Lender to determine Libor in accordance with the foregoing, Libor will be determined by the Lender with reference to the rate of interest quoted by the Lender as the rate at which the Lender was offering U.S. dollar deposits in a representative amount to prime banks in the London interbank market for such Interest Period as of 11:00 a.m. (London, England time) on the Quotation Date for such Interest Period. For the purposes of this definition, “Quotation Date” means, in relation to any Interest Period, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in U.S. dollars for delivery on the first day of that Interest Period. As of the Closing Date, the Quotation Date for an Interest Period relating to a Libor Loan is two (2) London Banking Days prior to the first day of that Interest Period.
1.1.67 “Libor Loan” means, at any time, any Loan which is outstanding at such time in U.S. dollars and in respect of which interest is calculated at a rate calculated by reference to Libor, and “Libor Loans” means, at any time, all Libor Loans at such time.
1.1.68 “Lien” means any mortgage, lien, pledge, assignment, charge, security interest, lease intended as security, title retention agreement, registered lease of real property, hypothec, levy, execution, seizure, attachment, garnishment or other similar encumbrance.
1.1.69 “Loan” means, at any time, the principal amount of all Prime Rate Loans, Base Rate Loans, Libor Loans, Bankers’ Acceptance or Letters of Credit then outstanding under the Credit Facility, denominated in the same Currency, and,
(a)	in the case of a Loan made through the issuance of Bankers’ Acceptance, relating to all Bankers’ Acceptance issued in respect of a single Borrowing Notice;
(b)	in the case of a Libor Loan, pursuant to an Advance, Rollover or Conversion made on the same date and having the same Expiry Date; and
(c)	in the case of a Letter of Credit, relating to a single Letter of Credit;
and “Loans” means, at any time, each and every Loan then outstanding under the Credit Facility at such time.

1.1.70 “London Banking Days” means a day which is not a Saturday or Sunday on which dealings by and between banks in U.S. dollar deposits may be transacted in the London interbank market.
1.1.71 “Material Adverse Effect” means a material adverse effect on (i) the Business, Assets or, financial condition of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower or any Subsidiary that becomes a guarantor pursuant to Section 8.1.19 to perform its obligations under any Credit Document, or (iii) the validity or enforceability of any Credit Document.
1.1.72 “Material Authorization” means any approval, permit, licence or similar authorization (including any trademark, trade name or patent) from, and any filing or registration with, any Governmental Body required by the Borrower or any Subsidiary to own the Assets or to carry on its Business where the failure to have such approval, permit, licence, authorization, filing or registration would reasonably be expected to have a Material Adverse Effect.
1.1.73 “Material Subsidiary” means any Subsidiary that either (A) has provided any Security or (B) (i) directly accounts for 10% or more of consolidated revenue or 10% or more of the consolidated Asset value of the Borrower and its Subsidiaries; and (ii) where the Borrower and its Subsidiaries have a direct or indirect economic interest or voting rights of greater than 50%.
1.1.74 “Maturity Date” means June 1, 2012 or such earlier date as the entire balance of the Loans becomes due hereunder pursuant to sections 2.4, 3.4 or 3.9 or following an Event of Default.
1.1.75 “Net Income” means, for any period, the net income of the Borrower, on a consolidated basis, for such period, all as determined in accordance with GAAP.
1.1.76 “Obligations” means all indebtedness, liabilities and other obligations of the Borrower to the Lender hereunder and of the Borrower or any Subsidiary under the Credit Documents (including any amendments or supplements thereto) or under any other document (including any amendments or supplements thereto) delivered pursuant to, or otherwise in respect of this Agreement, whether actual or contingent, direct or indirect, matured or not, now existing or arising hereafter.
1.1.77 “Officers’ Certificate” means, in respect of any Person, a certificate signed by any senior officer of the Person.
1.1.78 “Parent” means USG Corporation, a Delaware corporation, and its successors and permitted assigns.
1.1.79 “Permitted Debt” means:
(a)	Debt under this Agreement;
(b)	additional Debt in an amount not in excess of $50,000,000 in the aggregate outstanding at any time;
(c)	other Debt not included in any other paragraph of this definition, consented to in writing by the Lender from time to time; and
(d)	Guarantee Obligations in respect of any of the Parent and its Subsidiaries.

1.1.80 “Permitted Encumbrances” means:
(a)	Liens for taxes, assessments or governmental charges incurred in the ordinary course of business that are not yet past due or delinquent by more than 30 days or the validity of which is being actively and diligently contested in good faith by the Borrower or a Subsidiary, as the case may be, in respect of which the Borrower or Subsidiary has established on its books reserves considered by it and its auditors to be adequate therefor, all enforcement proceedings have been stayed;
(b)	rights reserved to or vested in any Governmental Body by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, to designate a purchaser of any Assets or to require annual or other payments as a condition to the continuance thereof;
(c)	construction, mechanics’, carriers’, warehousemen’s and materialmen’s Liens and Liens in respect of vacation pay, workers’ compensation, employment insurance, Canada Pension Plan, Quebec Pension Plan or similar statutory obligations, provided the obligations secured by such Liens are not yet due or delinquent by more than 30 days and, in the case of construction Liens, which would not reasonably be expected to result in a Material Adverse Effect;
(d)	Liens arising from court or arbitral proceedings, provided that they are either (A) Liens securing an amount (alone or in aggregate with other such Liens) less than $5,000,000 (or its equivalent in the relevant covering of payment) or (B) (i) claims secured thereby are being contested in good faith by the Borrower or a Subsidiary; (ii) execution thereon has been stayed and continues to be stayed; and (iii) such Liens would not reasonably be expected to result in a Material Adverse Effect;
(e)	good faith deposits made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, surety, customs, performance bonds and other similar obligations;
(f)	deposits to secure public or statutory obligations or in connection with any matter giving rise to a Lien described in (c) above;
(g)	deposits of cash or securities in connection with any appeal, review or contestation of any Lien or any matter giving rise to a Lien described in (a) or (d) above;
(h)	easements, servitudes, party wall agreements, rights of way, licenses, restrictions that run with land and other similar rights and agreements (including, without limiting the generality of the foregoing, easements, rights of way and agreements for sewers, drains, gas and water mains or electric light and power or telephone, telecommunications or cable conduits, poles, wires and cables) which do not and will not, in the aggregate, result in, or reasonably be expected to have, a Material Adverse Effect;
(i)	security given by the Borrower or a Subsidiary to a public utility or any Governmental Body, when required by such utility or Governmental Body in connection with the operations of the Borrower or Subsidiary, as the case may be, in the ordinary course of its business, which singly or in the aggregate do not result in, or are reasonably expected to have, a Material Adverse Effect;

(j)	reservations, limitations, provisos and conditions expressed in any original grants from the Crown of any land or interest therein and statutory exceptions to title;
(k)	defects, if any, in survey and surveying matters generally and defects which are or would be disclosed by proper and up-to-date surveys of any real property;
(l)	any Lien, other than a construction Lien, payment of which has been provided for by deposit with the Lender of an amount in cash, or the obtaining of a surety bond or letter of credit satisfactory to the Lender, sufficient in either case to pay or discharge such Lien or upon other terms satisfactory to the Lender;
(m)	applicable municipal by-laws, development agreements, subdivision agreements, site plan agreements and building restrictions which do not in the aggregate result in, or are reasonably expected to have, a Material Adverse Effect and provided that the same have been complied with in all material respects;
(n)	banker’s liens, rights of combination of accounts or similar rights in the ordinary course of conducting day-to-day banking business in relation to deposit accounts or other funds maintained with a creditor depository institution (collectively, “Banker’s Liens”); provided that such Banker’s Liens (A) do not relate to any deposit account that is a dedicated cash collateral account which is, or is conditionally, subject to restrictions against access by the depositor or account holder, (B) do not relate to any deposit account intended by the depositor or account holder to provide collateral to the depository institution, and (C) are not intended directly or indirectly to secure the payment or performance of specified Debt;
(o)	the reversionary interests of landlords under operating leases of real property (that are not Capital Leases) with the Borrower or a Subsidiary as tenant;
(p)	the tenancy rights of tenants under operating leases of real property (that are not Capital Leases) with the Borrower or a Subsidiary as landlord;
(q)	the interests (including Liens in the property leased and any insurance related thereto) of lessors under operating leases of property (that are not Capital Leases);
(r)	Liens arising from the granting of a license to any Person in the ordinary course of business of the Borrower or its Subsidiaries, provided that such Liens attach only to the assets subject to such license and the granting of such license is permitted hereunder;
(s)	Liens of a collecting bank arising in the ordinary course of business for the purposes of collection under applicable law in effect in the relevant jurisdiction covering only the items being collected upon;
(t)	Liens created by sales contracts documenting unconsummated Asset Dispositions provided that such Liens attach only to those Assets that are the subject of the applicable sales contract;
(u)	Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(v)	Liens (other than those described in paragraph (a) above) on Intellectual Property of the Borrower, securing amounts not exceeding $35,000,000 (or equivalent in foreign currency) in the aggregate at any time;
(w)	Liens on cash or marketable securities pledged to counterparties (other than the Lender) under derivative contracts to secure out of the money mark-to-market exposure under such derivative agreements so long the aggregate total value of all cash or marketable securities pledged does not exceed $35,000,0000 (or equivalent in foreign currency) in the aggregate at any time;
(x)	Liens on capital assets not referred to in any of paragraphs (a) to (v) inclusive above or paragraphs (y) and (z) below securing amounts not exceeding $35,000,000 (or equivalent in foreign currency) in the aggregate at any time (for the avoidance of doubt, (i) such $35,000,000 basket will be reduced by the aggregate amount of all cash and marketable securities pledged as referred to in paragraph (w) above at that time and (ii) the liabilities under the derivative agreements secured by such cash and marketable securities shall not be taken into account in computing the maximum amount of the liabilities permitted to be secured by such $35,000,000 basket);
(y)	the Security and any other Liens granted to or for the benefit of the Lender; and
(z)	such other Liens as the Lender may consent to in writing from time to time.
1.1.81 “Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Body.
1.1.82 “Prime Rate” means, at any time, the annual rate of interest expressed on the basis of a year of 365 or 366 days, as the case may be, equal to the greater of (i) the rate which the Lender establishes at its principal office in Toronto as the reference rate of interest to determine interest rates it will charge on such day for commercial loans in Canadian dollars made to its customers in Canada and which it refers to as its “prime rate of interest”, and (ii) the rate for Canadian dollar bankers’ acceptances of the Lender having a term to maturity of one month that appears on the Reuters Screen CDOR Page (or such other page as is a replacement therefor) at 10:00 a.m. (Toronto time) on such day plus 1.0% per annum, such rate to be adjusted automatically and without the necessity of any notice too the Borrower upon each change to such rate.
1.1.83 “Prime Rate Loan” means, at any time, any Loan which is outstanding at such time and in respect of which interest is calculated based on the Prime Rate and “Prime Rate Loans” means, at any time, all Prime Rate Loans at such time.
1.1.84 “Purchase Money Security Interest” means any Lien given to provide or secure, or to provide the obligor with funds to pay, the whole or any part of the consideration for the acquisition of property where (i) the principal amount of the obligation secured by such Lien is not in excess of the cost to the obligor of such property, together with all costs of delivery, set-up, service, maintenance and insurance related thereto and Taxes, and (ii) such Lien extends only by the property being acquired by the obligor and all proceeds thereof and all insurance related thereto, and includes the renewal, replacement or refinancing of any such Lien upon the same property provided that the indebtedness secured and the security therefor are not increased thereby.

1.1.85 “Relevant Jurisdiction” means, from time to time, with respect to a Person that is granting Security hereunder, any province or territory of Canada, any state of the United States or any other country or political subdivision thereof, which constitutes such Person’s jurisdiction of formation or in which such Person maintains its chief executive office or chief place of business or in which it has Assets (other than motor vehicles) with an aggregate market value in excess of $2,000,000 and, for greater certainty, at the Closing Date includes the provinces and states set forth in Schedule 7.1.19.
1.1.86 “Rollover” means, in respect of a Libor Loan or Bankers’ Acceptance, the continuation of all or any portion thereof for a succeeding Interest Period or BA Period, as the case may be, in accordance with the provisions hereof.
1.1.87 “Rollover Date” means, in respect of a Libor Loan or Bankers’ Acceptance, a Banking Day on which a Rollover thereof occurs.
1.1.88 “Security” means all security (including guarantees) held from time to time by or on behalf of the Lender, securing or intended to secure directly or indirectly repayment of the Obligations and includes, without limitation, all security described in Article 11 and Section 8.1.19 (Additional Security).
1.1.89 “Security Documents” means the documents referred to in Article 11 and Section 8.1.19 (Additional Security).
1.1.90 “Senior Credit Agreement” means the credit agreement dated as of January 7, 2009 among the Parent, as borrower, the lenders party thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent and J.P. Morgan Securities Inc., as sole bookrunner and lead arranger.
1.1.91 “Subsidiary” with respect to any Person means, any corporation, partnership, limited liability company, association or other business entity of which more than 50% of the Voting Shares, or other similar voting units or interests, of which are owned, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, reference to a Subsidiary means a Subsidiary of the Borrower.
1.1.92 “Tangible Net Worth” means, as at the end of any Fiscal Quarter, (i) all items which in conformity with GAAP would be included under shareholders’ equity on a consolidated balance sheet of the Borrower, plus (ii) all loans and advances owing by the Borrower and/or its Subsidiaries to any other Affiliates of the Borrower payment of which is postponed to the prior payment of the Obligations and the Hedging Arrangements on terms agreed with the Lender, less (iii) the sum (without duplication) of (A) (iii) all loans and advances made by the Borrower and/or its Subsidiaries to other Affiliates of the Borrower, which for greater certainty shall include accounts payable prepaid by the Borrower or its Subsidiaries to Parent or Affiliates and any Guarantee Obligations of the Borrower or its Subsidiaries with respect to liabilities of the Parent or Affiliates, plus (B) goodwill and other intangible assets, plus (C) investments (other than loans and advances) as they would be shown on the consolidated balance sheet of the Borrower, in the Parent or entities in which the Borrower or its Affiliates directly or indirectly owns more than 10% of the Voting Shares and plus (D) investments, other than those referred to in (C), as they would be shown on the consolidated balance sheet of the Borrower, in securities that are not (a) publicly traded on the Toronto Stock Exchange or on some other recognized exchange in Canada or the United States or (b) treasury bills, certificates of deposit or other deposits held at any bank, trust company or other financial institution organized under the laws of any Group of Eight nation, bonds with a current rating of at least investment grade by any of Standard & Poor’s Rating Service, Moody’s Investors Service, Fitch Ratings and DBRS Ltd (an “Investment Grade Rating”) commercial paper with a current rating of at least Investment Grade Rating, or public related debt securities issued by or whose principal is 100% unconditionally guaranteed by Canada or any province of Canada, or by Canadian chartered banks listed on Schedule I, II or III of the Bank Act (Canada);
1.1.93 “Taxes” means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value-added taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body of or within Canada, together with penalties, fines, additions to tax and interest thereon.
1.1.94 “U.S. dollars” and “U.S.$” means lawful money of the United States of America.
1.1.95 “U.S. Dollar Equivalent” means, in relation to any particular amount of money in Canadian dollars at any particular time, the value thereof at such time in U.S. dollars determined at the Conversion Rate.
1.1.96 “Voting Shares” means capital stock of any class of a corporation which carries voting rights for election of directors under any circumstances, provided that shares which carry the right to vote for election of directors conditionally upon the happening of an event shall not be considered Voting Shares until the occurrence of such event and then only during the continuance of such event.
1.2 Gender and Number
          Words importing the singular include the plural and vice versa and words importing gender include all genders.
1.3 Certificate of the Lender as to Rates, etc.
          A certificate of the Lender certifying the amount of the Applicable Margin, the Banker’s Acceptance Discount Rate, the Base Rate, the Prime Rate, the Banker’s Acceptance Fee, the Letter of Credit Fee, the Federal Funds Effective Rate or Libor at any particular time in respect of any Loan made or maintained or to be made or maintained hereunder or the Conversion Rate in respect of any calculation hereunder shall be prima facie evidence thereof for all purposes, absent manifest error. Unless expressly provided otherwise, no provision hereof shall be construed so as to require the Lender to issue a certificate at any particular time.
1.4 Interest Act
          For purposes of the Interest Act (Canada), where in any Credit Document (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) an annual rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

1.5 Invalidity, etc.
          Each of the provisions contained in any Credit Document is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of such Credit Document or of any other Credit Document. Without limiting the generality of the foregoing, if any amounts on account of interest or fees or otherwise payable by the Borrower to the Lender hereunder exceed the maximum amount recoverable under Applicable Law, the amounts so payable hereunder shall be reduced to the maximum amount recoverable under Applicable Law.
1.6 Headings, etc.
          The division of a Credit Document into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of such Credit Document.
1.7 Governing Law
          Except as otherwise specifically provided, the Credit Documents shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
1.8 Attornment
          The parties hereto irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario for all matters arising out of or in connection with this Agreement and the other Credit Documents.
1.9 References
          Except as otherwise specifically provided, reference in any Credit Document to any contract, agreement or any other instrument (including, without limitation, any other Credit Document) shall be deemed to include references to the same as varied, amended, restated, supplemented or replaced from time to time and reference in any Credit Document to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.
1.10 Currency
          Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in Canadian dollars.
1.11 This Agreement to Govern
          If the terms of any other Credit Document or any other agreement delivered pursuant hereto are inconsistent with the terms of this Agreement, the provisions hereof shall prevail to the extent of the inconsistency.

1.12 Generally Accepted Accounting Principles
          Except as otherwise specifically provided herein, all accounting terms shall be applied and construed in accordance with GAAP.
1.13 Determination of Amount of Loans
          For the purpose of determining the amount of Loans or any Loan at any time, there, shall be deemed to be outstanding and advanced in addition to amounts outstanding and directly advanced, without duplication and without affecting other provisions hereof regarding the basis for the calculation of interest or fees, (i) the face amount of all Bankers’ Acceptances then outstanding, and (ii) the maximum amount of all contingent liabilities of the Lender pursuant to Letters of Credit then outstanding. Where any amount denominated in U.S. dollars is or is deemed to be outstanding, the applicable rate of exchange for purposes of calculating the total Canadian dollar amount of the Loans or any Loan at any time shall be the then most recently available Conversion Rate.
1.14 Computation of Time Periods
          Except as otherwise specifically provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
1.15 Actions on Days Other Than Banking Days
          Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Banking Day after such day; provided that, with respect to payments of principal, if such deferral would cause such payment to be made or such action to be taken in the following calendar month, such payment shall be made or such action shall be taken on the next preceding Banking Day and interest and fees shall be calculated accordingly. If the payment of any amount is deferred for any period under this section, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.
1.16 Oral Instructions
          Notwithstanding any other provision herein regarding the delivery of notices, including Borrowing Notices, by the Borrower, the Lender shall in its sole discretion be entitled to act upon the oral instructions of the Borrower, or any Person reasonably believed by it to be a Person authorized by the Borrower to give instructions, regarding any request for an Advance, Rollover, Conversion, completion and issuance of Bankers’ Acceptances or issuance of Letters of Credit. All such oral instructions shall be at the risk of the Borrower and must be confirmed in writing by the Borrower on the same Banking Day as the oral instruction is given. The Lender shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of its own gross negligence, willful misconduct, fraud or illegal act.
1.17 Incorporation of Schedules
          The schedules annexed to this Agreement shall, for all purposes hereof, form part of this Agreement.

ARTICLE 2
CREDIT FACILITY
2.1 Establishment of Credit Facility
2.1.1 Subject to the terms and conditions of this Agreement, the Lender hereby establishes a revolving credit facility (the “Credit Facility”) in favour of the Borrower in the amount of the Commitment.
2.1.2 The Credit Facility shall be available, at the option of the Borrower, by way of Advances of: (i) Prime Rate Loans in Canadian dollars; (ii) Base Rate Loans in U.S. dollars; (iii) Bankers’ Acceptance in Canadian dollars; (iv) Libor Loans in U.S. dollars; and (v) Letters of Credit in Canadian dollars or U.S. dollars.
2.1.3 Letters of Credit outstanding under the Credit Facility at any one time may not exceed an aggregate face value of $3,000,000 or the U.S. Dollar Equivalent.
2.1.4 Notwithstanding any other provision of this Agreement, the Lender shall not be obligated to make any Advance to the extent that on any relevant Borrowing Date, after giving effect to any Advance requested, the Canadian Dollar Value of all Loans under the Credit Facility would exceed the Commitment at such time or a mandatory prepayment has been made or is required to be made under item (i) or (ii) of section 3.4.1 of this Agreement.
2.1.5 The Credit Facility is to be used for the general corporate purposes of the Borrower, including, without limitation, acquisitions, but excluding hostile acquisitions, unless the Lender consents (such consent not to be unreasonably withheld).
2.2 Revolving Nature of Credit Facility
          The Borrower may, until the Maturity Date, increase or decrease the Loans under the Credit Facility by requesting and receiving Advances, making repayments and requesting and receiving further Advances up to the Commitment from time to time. The Commitment shall be reduced to nil on the Maturity Date, and the Borrower shall repay to the Lender on the Maturity Date all Obligations then outstanding under the Credit Facility.
2.3 Repayment under Credit Facility
          The Borrower may from time to time (without premium or penalty) on any Banking Day repay to the Lender Loans or portions thereof under the Credit Facility. Loans under the Credit Facility made by way of Bankers’ Acceptance may not be prepaid prior to the Expiry Date of such Bankers’ Acceptance.
2.4 Voluntary Reduction in Commitment
          The Borrower shall have the right at any time and from time to time, by giving at least 3 Banking Days’ notice to the Lender which notice, once given, shall be irrevocable and binding upon the Borrower, to reduce the then applicable Commitment to a lower amount which is not less than the aggregate amount of all Loans then outstanding under the Credit Facility. Such notice shall specify the amount of the reduction, which shall be in an integral multiple of $1,000,000. The amount of any such reduction so made by the Borrower shall be permanent and irrevocable.

2.5 Advances by Overdraft Availments
          At any time that the Borrower would be entitled to obtain an Advance, the Borrower shall be permitted to incur overdrafts in its Can.$ or U.S.$ concentration accounts (or equivalent) maintained pursuant to a mirror accounting agreement (or equivalent) at the Lender’s branch through which it carries on its day to day banking business by issuing cheques, giving wire transfer instructions or processing pre-authorized debit transactions denominated in Canadian dollars or U.S. dollars under the Credit Facility which shall be drawn on any accounts subject to such mirror accounting agreement (or equivalent). The debit balance from time to time in either such concentration account shall be deemed to be a Prime Rate Loan or a Base Rate Loan, as applicable, outstanding to Borrower from the Lender. Overdraft availments may only be drawn by way of Prime Rate Loans or Base Rate Loans. No notice is required in relation to any overdraft availment and there shall be no minimum amount of drawdown by way of overdraft availment.
ARTICLE 3
GENERAL PROVISIONS RELATING TO THE CREDIT FACILITY
3.1 Advances
3.1.1 Except for overdraft availments provided in accordance with section 2.5 of this Agreement, each request by the Borrower for an Advance under the Credit Facility shall be made by the delivery of a duly completed and executed Borrowing Notice to the Lender at its Branch of Account:
3.1.1.1 in the case of Advances (other than Bankers’ Acceptance, Libor Loans and Letters of Credit) on any proposed Borrowing Date, not later than 4:00 p.m. (Toronto time) one Banking Day prior to the proposed Borrowing Date;
3.1.1.2 in the case of Advances by way of Letters of Credit, not later than 4:00 p.m., (Toronto time) two Banking Days prior to the proposed Borrowing Date;
3.1.1.3 in the case of Advances of Libor Loans, not later than 4:00 p.m. (Toronto time) three London Banking Days prior to the proposed Borrowing Date; and
3.1.1.4 in the case of Advances of Bankers’ Acceptance, not later than 4:00 p.m. (Toronto Time) on the Banking Day prior to the proposed Borrowing Date.
3.1.2 Any Borrowing Notice shall be irrevocable and binding on the Borrower.
3.2 Selection of Interest Periods and BA Periods
          Notwithstanding any other provision hereof:
3.2.1 the Borrower may not select any Interest Period or BA Period in respect of a Loan with a Expiry Date which is later than the Maturity Date; and
3.2.2 the number of Interest Periods and BA Periods in effect at any time shall not exceed 10 in the aggregate.

3.3 Rollover and Conversion
3.3.1 Subject to the terms and conditions of this Agreement and provided that no declaration has been made by the Lender under section 10.2, the Borrower may from time to time request that a Loan or any portion thereof be rolled over or converted to another form of Loan in accordance with the provisions hereof.
3.3.2 The Borrower shall repay to the Lender the full amount of each Bankers’ Acceptance and Libor Loan on the Expiry Date of the BA Period or Interest Period applicable thereto, in accordance with the provisions hereof governing repayment and prepayment, unless such Loan shall be rolled over or converted to another form of Loan on such Expiry Date in accordance with the provisions hereof.
3.3.3 Each request by the Borrower for a Rollover or Conversion shall be made by the delivery of a duly completed and executed Borrowing Notice to the Lender at the Branch of Account, and the provisions of section 3.1 shall apply to the Rollover or Conversion as if such Rollover or Conversion were an Advance.
3.3.4 Each Rollover or Conversion of a Libor Loan or Bankers’ Acceptance shall be made effective as of the Expiry Date of the Interest Period or BA Period applicable thereto.
3.3.5 If the Borrower does not deliver a Borrowing Notice at or before the time required by section 3.3.3; and
3.3.5.1 in the case of a Bankers’ Acceptance, does not pay to the Lender the Face Amount thereof on the Expiry Date of the relevant BA Period; or
3.3.5.2 in the case of a Libor Loan, does not pay to the Lender the principal amount thereof on the Expiry Date of the relevant Interest Period, such Loan shall be converted to a Prime Rate Loan (if the maturing Loan is denominated in Canadian dollars) or a Base Rate Loan (if the maturing Loan is denominated in U.S. dollars), and all of the provisions hereof applicable to Prime Rate Loans and Base Rate Loans, as the case may be, shall apply thereto.
3.3.6 A Rollover or Conversion shall not constitute a repayment of the relevant Loan but shall result in a change in the basis of calculation of interest or fees (as the case may be) for such Loan and, where applicable, the Currency of the Loan, in accordance with the provisions hereof.
3.4 Mandatory Prepayments
3.4.1 Subject to section 3.4.2, in addition to any other principal repayments required hereunder, the Borrower shall make the following mandatory prepayments:
(i)	if the Borrower or any Subsidiary has provided a Guarantee Obligation to any Person or Persons (other than a Guarantee Obligation to the Lender) which is not limited in amount, or if limited in amount at any time such limit when added to both the total outstanding Debt included in section 1.1.79(b) and the total outstanding Debt otherwise included in section 1.1.79(d) herein exceeds $50,000,000, then the Borrower shall forthwith repay in full all Obligations, interest, fees and any other amounts owing to the Lender hereunder at the time of or prior to the issuance of such Guarantee Obligation;
(ii)	if the Borrower has provided any Lien on its Intellectual Property in favour of any Person or Persons (other than the Lender) securing an outstanding principal amount exceeding $35,000,000 in the aggregate at any time, then the Borrower shall, within 30 days of the incurrence of such Lien, repay in full all Obligations due, interest, fees and any other amounts owing to the Lender at such time; provided that the Borrower shall not be obliged to prepay the Obligations pursuant to this clause (ii) if the amount so secured is reduced below $35,000,000 within 30 days of request by the Lender;
(iii)	Within 10 Business Days after any Disposition by the Borrower of Assets where the value of such Assets Disposed of exceeds $10,000,000 or the value of all Assets Disposed of in any Fiscal Year by the Borrower exceeds $10,000,000, an amount equal to the amount by which the Net Proceeds of such Disposition together with the Net Proceeds of all prior Dispositions made in such Fiscal Year, exceeds $10,000,000 shall to the extent there are Obligations outstanding as that time be paid by the Borrower to the Lender and shall be applied in repayment of outstanding Advances under the Credit Facility; provided that the Borrower shall not be required to make such payment to the Lender in accordance with this section 3.4.1(iii) in the case of:
(A)	Dispositions of inventory in the normal course of its Business;

(B)	a Disposition of capital assets for fair market value in accordance with customary trade terms where it intends to (and does) purchase replacement Assets with an amount at least equal to the Net Proceeds within 180 days of the Disposition of the Assets, inclusive of all bona fide reasonable direct transaction fees, cost, sales taxes and commissions incurred by the Borrower. Any such replacement Assets so purchased must be subject to the Security and otherwise be in compliance with all of the terms contained herein. If it is not the intention of the Borrower to purchase replacement Assets within such 180 day time period or such replacement property is not purchased, the amount of such Net Proceeds not intended to be so used shall be paid to the Lender to the extent otherwise as provided herein;

(C)	so long as an Event of Default has not occurred and is not continuing at the time of such Dispositions, (A) the Disposition of the Capital Stock of CNG Distribution Limited, (B) the Disposition of the Borrower’s surplus lands located in Oakville and Montreal and described in Schedule 3.4.1(iii) and (C) the Borrower’s lands and facilities located in Surrey; and

(D)	so long as an Event of Default has not occurred and is not continuing at the time of such Dispositions, Dispositions of any Assets, that are tangible personal property that are obsolete, redundant or no longer used or useful in the Business Disposed of in the ordinary course of business, for fair market value (other than obsolete Assets), subject to the value of such property Disposed of in any Fiscal Year not exceeding $10,000,000;
Dispositions made in accordance with items (A), (B) and (C) above shall not constitute Dispositions for the purposes of this Section 3.4(iii); and
(iv)	If the Borrower receives proceeds of insurance compensating for any loss or damage to Assets in an amount up to $10,000,000, the Borrower may retain such proceeds. If the Borrower receives proceeds of insurance in an amount greater than $10,000,000 for any individual incident or in the aggregate for any Fiscal Year compensating for any loss or damage to Assets, the Borrower may retain such excess proceeds provided that the Borrower replaces, repairs or rebuilds the asset to which such proceeds relate within 180 days. Following such 180 day period, or to the extent the amount of such excess proceeds is not so spent to replace, repair or rebuild such assets, the excess shall be promptly paid to the Lender to the extent that there are Obligations outstanding at such time and shall be applied by the Lender against the Obligations. If the Borrower receives proceeds of insurance in the aggregate in a Fiscal Year in excess of $20,000,000, the Lender shall, in its sole discretion, determine whether the proceeds in excess of $20,000,000 shall be applied against outstanding Obligations or be returned to the Borrower to be used to replace, repair or rebuild assets within the time period prescribed by the Lender. Notwithstanding anything contained herein, the Borrower shall not be entitled to any proceeds of insurance until all the Obligations and the obligations of the Borrower under the Hedging Arrangements have been paid in full and the Lender has no further obligations under the Credit Documents or the Hedging Arrangements (including, but not limited to, any obligation or commitment to make further Advances) if an Event of Default has occurred and is continuing.
3.4.2 Any prepayment to the Lender pursuant to section 3.4.1 (i) or (ii), shall result in full and permanent reduction of the Commitment. If immediately following a Disposition described in Section 3.4.1(iii) or the receipt of insurance proceeds described in Section 3.4.1 (iv) the Borrower’s Tangible Net Worth calculated on a pro forma basis based on the last quarterly Compliance Certificate is less than $150,000,000, the Commitment shall be permanently reduced by an amount equal to any prepayment required pursuant to either such Sections or, if greater, by an amount which would have been required to be prepaid but for the amount of the outstanding Obligations.
3.4.3 For the purposes of this Section 3.4, “Net Proceeds” means the gross proceeds in cash including any cash received by way of deferred payment pursuant to a note receivable or other non-cash consideration, but only as and when such cash is received on such note receivable or other non-cash consideration, received by the Borrower on Disposition of any Assets less all (i) costs of disposal, including legal, accounting, and investment banking fees and brokerage and sales commissions, (ii) any relocation expense incurred as a result thereof, (iii) all Taxes (to the extent such Taxes will actually be paid in cash (after applying any available tax credits, loss carryforwards or deductions and any tax sharing agreements) during or in respect of the Fiscal Year in which such disposal took place) paid or estimated to be paid in respect of such Disposition and (iv) the amount of any Debt (excluding Obligations) secured by a Permitted Encumbrance described in paragraph (x) of the definition Permitted Encumbrances which is paid or required to be paid under the agreement governing the repayment of such Debt by reason of such Disposition.

3.5 Mandatory Repayment for Currency Excess
          If and each time the Lender determines (which determination shall be conclusive and bind the Borrower, absent manifest error) that the Canadian Dollar Value of all Loans under the Credit Facility exceeds the Commitment by more than two percent (2%) by reason of fluctuations in exchange rates, the Lender may request (or shall request if such excess is more than five percent (5%) of the Commitments) the Borrower to repay the entire excess above the Commitment (the “Excess Borrowing”) and the Borrower shall, on the next Banking Day, pay the amount of the Excess Borrowing to the Lender, for application against such of the Loans outstanding as shall be specified by the Borrower or, in the absence of such specification, by the Lender.
3.6 Payments Generally
          All payments in respect of the Credit Facility (in respect of principal, interest, fees or otherwise) shall be made by the Borrower to the Lender no later than 12:00 noon (Toronto time) on the maturity date thereof to the account specified therefor by the Lender at its Branch of Account or to such other accounts as may be specified by the Lender to the Borrower from time to time. Any payments received after such time, other than payments on the overdrafts referred to in section 2.5 which shall be made for value in accordance with the operation of account documentation governing such overdraft accounts, shall be considered for all purposes as having been made on the next following Banking Day unless the Lender otherwise agrees in writing. All payments shall be made by way of immediate transfers from accounts of the Borrower with the Lender or other immediately available funds in the same Currency as the Currency of the Obligations to which such payments relate. Any voluntary or mandatory prepayment of a Base Rate Loan, Prime Rate Loan or Libor Loan shall be accompanied by payment of all other amounts due and payable on the date of payment in respect of such principal amount being so paid (including, without limitation, amounts due and owing under section 3.10, if any). All interest accrued on any Prime Rate Loan or Base Rate Loan which is prepaid shall be paid to the Lender on the third Banking Day of the following calendar month. Any voluntary or mandatory prepayment in respect of a Libor Loan or a Loan made by Bankers’ Acceptance shall be accompanied by all interest accrued thereon (in the case of Libor Loans) and made on the Expiry Date applicable thereto.
3.7 Disturbance of Libor Market
          Notwithstanding any other provision hereof, if at any time prior to the commencement of an Interest Period in respect of any proposed Libor Loan, the Lender determines in good faith (which determination shall be conclusive and binding), that with respect to such Libor Loan:
3.7.1 Libor will not adequately and fairly reflect the cost to the Lender of funding such Libor Loan for the relevant Interest Period, or
3.7.2 deposits in U.S. dollars are not available to the Lender in the London interbank market in sufficient amounts in the ordinary course of business, or
3.7.3 by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining Libor for the relevant Interest Period;
then the Lender shall forthwith give notice of such determination to the Borrower, and from and after the date of commencement of such Interest Period and for so long as such conditions shall continue to exist, the Borrower shall not have the right to obtain such Libor Loan from the Lender, and the Borrowing Notice received by the Lender in respect of such Libor Loan shall be deemed to be a request of the Borrower for a Base Rate Loan.

3.8 Change in Circumstances
          If subsequent to the date hereof, the introduction of or any change in any Applicable Law relating to the Lender, or any change in the interpretation or application thereof by any Governmental Body or compliance by the Lender with any request or direction of any Governmental Body given after the date hereof:
3.8.1 subjects the Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes or changes the basis of taxation of payments due to the Lender or increases any existing Taxes on payments of the Obligations (in each case other than Excluded Taxes);
3.8.2 imposes, modifies or deems applicable any reserve, liquidity, cash margin, capital, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for loans by, the Lender;
3.8.3 imposes any Taxes on reserves or deemed reserves in respect of the undrawn portion of the Lender’s Rateable Portion of either Credit Facility;
3.8.4 imposes on the Lender or requires there to be maintained by the Lender any capital adequacy or additional capital requirement (including, without limitation, a requirement which affects the Lender’s allocation of capital resources to its obligations) in respect of the Lender’s obligations hereunder or imposes any other condition or requirement with respect to the maintenance by the Lender of a contingent liability with respect to any Bankers’ Acceptance issued by it hereunder; or
3.8.5 imposes on the Lender any other condition or requirement with respect to this Agreement or either of the Credit Facilities (other than Excluded Taxes);
and such occurrence has the effect of:
3.8.6 increasing the cost to the Lender of agreeing to make or making, maintaining or funding the Credit Facility, any Advance, any Loan or any portion thereof;
3.8.7 reducing the amount of the Obligations;
3.8.8 directly or indirectly reducing the effective return to the Lender under this Agreement or on its overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from any Excluded Taxes); or
3.8.9 except to the extent resulting from compliance with section 347 of the Criminal Code (Canada), causing the Lender to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by the Lender hereunder;
then the Lender shall in each case forthwith advise the Borrower accordingly and the Borrower shall promptly upon demand by the Lender pay or cause to be paid to the Lender such additional amounts as shall be sufficient to fully indemnify the Lender for such additional cost, reduction, payment, foregone interest or other return. A certificate of the Lender documenting the relevant calculations and submitted to the Borrower by the Lender shall be prima facie evidence thereof, absent manifest error. In computing any compensation payable by the Borrower under this section 3.8 the Lender shall use reasonable averaging and attribution rules of application. Notwithstanding the foregoing provisions of this section 3.8, the Lender may not claim compensation from the Borrower under this section 3.8 unless the Lender is generally claiming compensation to the same extent from its other customers affected by the relevant occurrence (to the extent it is entitled to do so under its agreements with those customers).
3.9 Illegality
          If the introduction of or change to any present or future Applicable Law, or any change in the interpretation or application thereof by any Governmental Body, shall make it illegal for the Lender to make or maintain any Loan or any relevant portion thereof or to give effect to its obligations in respect of such Loan as contemplated hereby, the Lender may, by notice to the Borrower, declare that its obligations hereunder in respect of such Loan shall be terminated, and thereupon the Borrower shall, subject to the last sentence of this section, prepay to the Lender forthwith (or at the end of such period to which the Lender shall in its discretion have agreed) all of the Obligations to the Lender in respect of such Loan including all amounts payable in connection with such prepayment pursuant to section 3.10. The Commitment shall be correspondingly permanently reduced by the amount and at the time of any prepayments so required to be made. If there are any types of Loans hereunder that are not so affected, the Borrower may convert the Loans which are affected into one of the types of Loans that are not affected.
3.10 Indemnities
3.10.1 The Borrower shall indemnify the Lender for all losses (excluding lost profits), costs, expenses, damages and liabilities (including, without limitation, any loss, cost, expense, damage or liability sustained by the Lender in connection with the liquidation or re-employment in whole or in part of deposits or funds borrowed or acquired by it to make any Loan, but excluding any costs, expenses, damages or liabilities attributable to the gross negligence, wilful misconduct, fraud or illegal act of the Lender), which the Lender may sustain or incur: (i) in connection with the use of the proceeds of the Credit Facility; (ii) if for any reason an Advance by way of LIBOR loan is not obtained on the date specified therefor in any Borrowing Notice, (iii) if the Borrower fails to give any notice required to be given by it hereunder, in the manner and at the time specified herein, (iv) if for any reason any payment of any Libor Loan or Bankers’ Acceptance, or any portion thereof, occurs on a date which is not a Expiry Date in respect thereof, (v) with respect to any Bankers’ Acceptance dealt with by the Lender in accordance with the provisions hereof, or (vi) as a consequence of any other default by the Borrower to repay any Obligations when required by the terms of this Agreement. A certificate of the Lender setting forth the amounts necessary to indemnify the Lender in respect of such losses, costs, expenses, damages or liabilities shall be prima facie evidence, in the absence of manifest error, of the amounts owing under this section 3.10. The Borrower shall pay the Lender the amount shown on such certificate within ten Banking Days of receipt thereof.
3.10.2 Without limiting the generality of the indemnity set out in section 3.10.1, the Borrower hereby further agrees to indemnify, exonerate and hold the Lender free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable legal fees and reasonable out of pocket disbursements, and amounts paid in settlement of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Lender for, with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property legally or beneficially owned (or any estate or interest which is owned), leased, used, operated, managed or controlled by the Borrower or any Subsidiary of any hazardous substance or (ii) the breach or violation of any Environmental Laws by the Borrower or any Subsidiary regardless of whether caused by, or within the control of, the Borrower or any Subsidiary, except for any such liabilities which a court of competent jurisdiction determined arose on account of the Lender’s gross negligence, wilful misconduct, fraud or illegal act.
3.11 Evidence of Indebtedness
          The Lender shall maintain and keep, at its Branch of Account, accounts showing the amount of all Loans advanced by the Lender, from time to time and the dates thereof and the interest, fees and other charges accrued thereon or applicable thereto from time to time, and all payments of principal (including prepayments), interest and fees and other payments made by the Borrower to the Lender from time to time under the Credit Facility. Such accounts maintained by the Lender shall, at all times and for all purposes, constitute prima facie evidence, in the absence of manifest error, of the matters recorded therein.
ARTICLE 4
BANKERS’ ACCEPTANCES
4.1 Procedure for Drawing
          Each Advance by way of Bankers’ Acceptance shall be made pursuant to a Borrowing Notice given by the Borrower to the Lender not later than 4:00 p.m. (Toronto time), on the Banking Day prior to the date of the proposed Advance. Each Borrowing Notice shall be in substantially the form of Schedule 1.1.20.
4.2 Form of Bankers’ Acceptance
4.2.1 Each Bankers’ Acceptance shall (i) be in an aggregate Face Amount of not less than $500,000, (ii) be in an integral multiple of $100,000; (ii) be dated the date of the Borrowing Date; (iii) mature (in common with all other Bankers’ Acceptances included in such Advance) one, two, three, six or twelve months after the Borrowing Date or such other period of time as the Borrower may request and the Lender may, in its sole discretion, agree to; and (iv) be in a form approved by the Lender.
4.2.2 No Bankers’ Acceptance will be accepted by the Lender if the Face Amount of such Bankers’ Acceptance, when aggregated with the Face Amount of any other Bankers’ Acceptances and all other Advances outstanding under the Credit Facility, would exceed the Commitment at the time of issuance thereof.
4.2.3 In order to facilitate the issuance of Bankers’ Acceptances pursuant to this Agreement, the Borrower hereby authorizes the Lender to complete, sign and endorse drafts on its behalf in handwritten form or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed, to accept them as Bankers’ Acceptances under this Agreement and then purchase, discount or negotiate them in accordance with the provisions of this Article 4. Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by the Lender shall bind the Borrower as fully and effectively as if those acts were performed by an authorized officer of the Borrower. Each draft completed, signed or endorsed by the Lender shall mature on the last day of the period selected by the Borrower with respect thereto.

4.3 Degree of Care
          Any executed drafts to be used for Bankers’ Acceptances which are held by the Lender need only be held in safekeeping with the same degree of care as if they were the Lender’s own property and the Lender was keeping them at the place at which they are to be held. The Borrower shall, by written notice to the Lender, designate the Persons authorized to give the Lender instructions regarding the manner in which the drafts are to be completed and the times at which they are to be issued. Subject to the first sentence of this section 4.3, the Lender and its directors, officers, employees or representatives shall not be liable for any action taken or omitted to be taken by it under this Article except for its own negligence or willful misconduct.
4.4 Advance of Bankers’ Acceptances
          Upon the timely fulfillment of all applicable conditions as set forth in this Agreement, the Lender shall deposit to the Borrower’s Account on each Borrowing Date for Bankers’ Acceptances immediately available Canadian Dollars in an aggregate amount equal to the Bankers’ Acceptance Proceeds of all Bankers’ Acceptances accepted by it on such Borrowing Date (which for greater clarity, shall be net of the applicable Bankers’ Acceptance Fee in respect of such Bankers’ Acceptances).
4.5 Payment at Maturity
4.5.1 The Borrower shall pay to the Lender and there shall become due and payable at 12:00 noon (Toronto time) on the maturity date for each Bankers’ Acceptance, an amount in Canadian Dollars in same day funds equal to the Face Amount of such Bankers’ Acceptance (notwithstanding that the Lender may be the holder thereof at maturity), unless such Bankers’ Acceptances shall be rolled over or converted to another form of Loan in accordance with the provisions hereof. The Borrower’s payment in accordance with this section 4.5 shall satisfy the Borrower’s obligations under any Bankers’ Acceptance to which it relates.
4.5.2 If the Borrower shall fail to make a payment pursuant to section 4.5 in respect of any Bankers’ Acceptance, the Borrower shall be deemed to have issued a Borrowing Notice requesting a Prime Rate Loan to be made on the related Expiry Date for an amount equivalent to the unpaid amount due and payable in respect of such Bankers’ Acceptance.
4.5.3 Except as required by Article 10 or section 3.4.1, no repayment of a Bankers’ Acceptance shall be made by the Borrower to the Lender prior to the Expiry Date thereof.
4.6 Circumstances Making Bankers’ Acceptances Unavailable
          If the Lender determines in good faith and notifies the Borrower that by reason of circumstances affecting the money market in Canada (i) there is no market for Bankers’ Acceptances; or (ii) the demand for Bankers’ Acceptances is insufficient to allow the Lender to sell or trade the Bankers’ Acceptances created and purchased by them, then, (x) the right of the Borrower to request an Advance by Bankers’ Acceptance shall be suspended until the Lender determines that the circumstances causing such suspension no longer exist; and (y) any Borrowing Notice for a Banker’s Acceptance which is outstanding shall be deemed to be a Borrowing Notice for a Prime Rate Loan.
4.7 Waiver
          The Borrower shall not claim from the Lender any days of grace for the payment at maturity of any Bankers’ Acceptances presented and accepted by the Lender pursuant to this Agreement.

The Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers’ Acceptance shall be held by the Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers’ Acceptance that is at any time held by the Lender in its own right.
4.8 Obligations Absolute
          The obligations of the Borrower with respect to Bankers’ Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:
4.8.1 any lack of validity or enforceability of any draft accepted by the Lender as a Bankers’ Acceptance; or
4.8.2 the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers’ Acceptance, the Lender or any other Person or entity, whether in connection with this Agreement or otherwise.
ARTICLE 5
LETTERS OF CREDIT
5.1 Procedures Relating to Letters of Credit
5.1.1 Notwithstanding any other provision hereof, the Borrower may not request the issuance of any Letter of Credit having a term which would extend beyond the Maturity Date, (unless otherwise specifically agreed to by the Lender in writing) having a term in excess of one year or which would result in the Letters of Credit outstanding under the Credit Facility exceeding an aggregate face value of $3,000,000 or the U.S. Dollar Equivalent.
5.2 Reimbursement
5.2.1 The Borrower unconditionally and irrevocably authorizes the Lender to pay the amount of any demand made on the Lender under and in accordance with the terms of any Letter of Credit on demand without requiring proof of the Borrower’s agreement that the amount so demanded was due and notwithstanding that the Borrower may dispute the validity of any such demand or payment.
5.2.2 The Borrower shall reimburse the Lender on demand for any amounts paid by it from time to time as contemplated by section 5.2.1 and, without limiting the foregoing, the Borrower shall indemnify and save the Lender harmless on demand from and against any and all other losses (other than lost profits), costs, damages, expenses, claims, demands or liabilities which it may suffer or incur arising in any manner whatsoever in connection with the making of any such payments as contemplated by section 5.2.1 (including, without limitation, in connection with proceedings to restrain the Lender from making, or to compel the Lender to make, any such payment).
5.3 Lender Not Liable
5.3.1 The Lender shall not have any responsibility or liability for, or duty to inquire into, the authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to the Lender pursuant to any Letter of Credit, and the

Borrower fully and unconditionally assumes all risks with respect to the same and, without limiting the generality of the foregoing, all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use by any beneficiary of any Letter of Credit. The Lender shall not be responsible:
5.3.1.1 for the validity of certificates or other documents delivered under or in connection with any Letter of Credit that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;
5.3.1.2 for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telefax or otherwise, whether or not they are in code;
5.3.1.3 for errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Letter of Credit;
5.3.1.4 for any failure or inability of the Lender or any other Person to make payment under any Letter of Credit as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers; or
5.3.1.5 for any other consequences arising in respect of a failure by the Lender to honour a Letter of Credit due to causes beyond the control of the Lender, and none of the above shall affect or impair any of the rights or powers of the Lender hereunder or the obligations of the Borrower under section 5.2.2. In furtherance and not in limitation of the foregoing provisions, it is agreed that any payment made by the Lender in good faith under and in accordance with the terms of a Letter of Credit shall be binding upon the Borrower and shall not result in any liability of the Lender to the Borrower and shall not lessen the obligations of the Borrower under section 5.2.2.
5.3.2 Notwithstanding the provisions of this section 5.3, the Borrower shall not be responsible for, and the Lender shall not be relieved of responsibility for, any willful misconduct, gross negligence, fraud or illegal act of or by the Lender.
5.4 Letter of Credit Fees
5.4.1 The Borrower shall pay the Letter of Credit Fee to the Lender quarterly in arrears on each Letter of Credit, such fee to be calculated on the average daily undrawn balance of the Letter of Credit. Such Letter of Credit Fee shall be payable in the Currency in which the applicable Letter of Credit is denominated.
5.5 Acceleration
          Upon the Lender making a declaration under section 10.2 or reduction of the Commitment pursuant to section 3.4, the Borrower shall deposit with the Lender an amount equal to the maximum amount of the contingent liability of the Lender under each Letter of Credit which is then outstanding notwithstanding that the Lender has not at such date been required to make payment under any such Letter of Credit. If the undrawn Commitment is reduced below the aggregate stated amount of all Letters of Credit which are then outstanding, the Borrower shall deposit with the Lender an amount equal to the excess of the latter aggregate amount over the amount of the undrawn Commitment. Any such amount deposited with the Lender shall be held by the Lender in a separate interest-bearing collateral account in the name of the Borrower as security for the repayment of future indebtedness of the Borrower to the Lender in respect of Letters of Credit which are drawn down, and, pending the expiry of all outstanding Letters of Credit, any amounts deposited with the Lender shall bear interest at the rate established by the Lender from time to time as that payable in respect of 30 day certificates of deposit of the Lender for monies of like amount and the Borrower will execute an assignment of credit balances (or equivalent) or “control agreements” as required by the Lender and in form and substance reasonably acceptable by the Lender regarding such deposits. Upon the expiry of each such Letter of Credit the Lender shall promptly release and pay over to the Borrower an amount equal to any undrawn amount of such Letter of Credit, together with all accrued interest earned on the deposit of the amount of such Letter of Credit referred to above.
5.6 Conflict
          Each Letter of Credit shall be subject to the Lender’s customary letter of credit terms and procedures from time to time in effect and shall be in a form acceptable to the Lender. The Borrower shall execute and deliver such standard form applications, agreements, indemnities and other assurances as the Lender may reasonably require from time to time with respect to Letters of Credit. A Letter of Credit shall in no event contain provisions requiring the Lender to satisfy itself, prior to payment thereunder, as to any conditions for a drawing thereunder other than the presentation of prescribed documents. If the provisions set forth in the Lender’s customary letter of credit terms and procedures are beyond or inconsistent with those set forth herein, the provisions of this Agreement in respect thereof shall prevail.
ARTICLE 6
INTEREST AND FEES
6.1 Interest Rates
6.1.1 Prime Rate Loans shall bear interest at the Prime Rate plus the Applicable Margin.
6.1.2 Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.
6.1.3 Libor Loans shall bear interest at Libor plus the Applicable Margin.
6.2 Calculation and Payment of Interest
6.2.1 Interest on Prime Rate Loans shall accrue from day to day, both before and after default, demand, maturity and judgment, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 or 366 days, as the case may be, and shall accrue and be payable to the Lender in Canadian dollars monthly in arrears on the third Banking Day of the following calendar month. For greater certainty, where the rate applicable to a Prime Rate Loan is changed, interest shall be charged for the day on which such change is effective on the basis of the new rate.
6.2.2 Interest on Base Rate Loans shall accrue from day to day, both before and after default, demand, maturity and judgment, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 365 or 366 days, as the case may be, and shall accrue and be payable to the Lender in U.S. dollars monthly in arrears on the third Banking Day of the following calendar month. For greater certainty, where the rate applicable to a Base Rate Loan is changed, interest shall be charged for the day on which such change is effective on the basis of the new rate.

6.2.3 Interest on Libor Loans shall accrue from day to day, both before and after default, demand, maturity and judgment, shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days, and shall accrue and be payable to the Lender in U.S. dollars in arrears on the last day of the relevant Interest Period.
6.3 Commitment Fee
          Commencing upon execution of this Agreement, the Borrower shall pay to the Lender on the third Banking Day following the end of each Fiscal Quarter, in arrears, a commitment fee equal to 75 basis points per annum calculated daily (and based on a year of 365 days) on the amount of the Commitment on each day in such quarter.
6.4 Upfront Fee
          The Borrower shall pay to the Lender fees of $100,000 on the Closing Date and $150,000 on January 2, 2010 .
6.5 Payment of Costs and Expenses
          Whether or not the Borrower takes advantage of the Credit Facility, the Borrower shall pay the following costs and expenses:
6.5.1 on closing, all reasonable invoiced costs and out-of-pocket expenses of the Lender in connection with the preparation, negotiation, execution and delivery of the Credit Documents, any actual or proposed amendment or modification thereto or any waiver thereunder and all instruments supplemental or ancillary thereto;
6.5.2 promptly following request therefor, all reasonable invoiced costs and out-of-pocket expenses of the Lender in connection with obtaining advice as to the rights and responsibilities of the Lender under the Credit Documents; and
6.5.3 promptly following request therefor, all reasonable invoiced costs and out-of-pocket expenses of the Lender in connection with the defence, establishment, protection or enforcement of any of the rights or remedies of the Lender under any of the Credit Documents including, without limitation, all reasonable costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Credit Documents;
including, without limitation, all of the reasonable fees, expenses and disbursements of counsel on a solicitor and client basis incurred in connection therewith, and including all sales or value-added taxes payable (whether refundable or not) on all such fees, expenses and disbursements.
6.6 Interest on Overdue Amounts
6.6.1 If any Obligations are not paid when due, whether in respect of principal, interest, fees, expenses or otherwise, both before and after judgment, such Obligations shall bear interest at a rate per annum determined on a daily basis that is equal to the Prime Rate (in the case of amounts denominated in Canadian dollars) or the Base Rate (in the case of amounts denominated in U.S. dollars) plus (in each case) the Applicable Margin, in each case calculated on the basis of the actual number of days elapsed in a year of 365 days. Such interest shall accrue from day to day, be payable in arrears on demand and shall be compounded monthly on the last Banking Day of each calendar month.

6.6.2 In addition to the interest described in section 6.6.1, if any Obligations are not paid when due, whether in respect of principal, interest, fees, expenses or otherwise, both before and after judgment, such Obligations shall bear additional interest at 2% per annum calculated on the basis of the actual number of days elapsed in a year of 365 days. Such interest shall accrue from day to day, be payable in arrears on demand and shall be compounded monthly on the last Banking Day of each calendar month.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES
7.1 Representations and Warranties
          The Borrower represents and warrants to the Lender, acknowledging and confirming that the Lender is relying thereon without independent inquiry in entering into this Agreement, that:
7.1.1 Incorporation and Qualification. Each of the Borrower and the Parent and each Material Subsidiary that has provided any Security is a corporation, limited liability company, limited partnership or partnership duly organized, validity existing and in good standing under the laws of the jurisdiction where it is organized and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect each other jurisdiction where it has property or Assets or carries on business. Each of the Borrower and each Material Subsidiary that has provided any Security has the corporate power and authority to carry on its business, own property, borrow monies and enter into agreements therefor, execute and deliver the Credit Documents to which it is a party and observe and perform the terms and provisions thereof.
7.1.2 Conflict With Other Instruments. The execution and delivery by the Borrower and each Material Subsidiary (that has provided any Security) of the Credit Documents to which it is a party and the performance by the Borrower and each such Material Subsidiary of its obligations thereunder and compliance with the terms, conditions and provisions thereof, will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of (a) the Borrower’s or such Material Subsidiary’s constating documents or by-laws, (b) any applicable law, rule or regulation having the force of law in any way that would be material to the rights or interests of the Lender, (c) any material contractual restriction binding on or affecting the Borrower or such Material Subsidiary or the Borrower’s or such Material Subsidiary’s material properties including for greater certainty that none of the Credit Documents results or will result in a breach of the Senior Credit Agreement; or (d) any judgment, injunction, determination or award which is binding on it and which would materially effect its material Assets or Business; or (ii) result in, require or permit the imposition of any Lien (other than Permitted Encumbrances) or Guarantee Obligation, in, on or with respect to the assets now owned or hereafter acquired by it.
7.1.3 Authorization, Governmental Approvals, etc. The execution and delivery by the Borrower and each Material Subsidiary (that has provided any Security) of each of the Credit Documents to which it is a party and the performance by the Borrower and each such Material Subsidiary of its respective obligations thereunder have been duly authorized by all necessary corporate action and no consent, approval, authorization, under any applicable law or otherwise, and no registration, qualification, designation, declaration or filing with any Governmental Body or otherwise (except for registrations or filings which may be required in respect of the Security Documents), is or was necessary therefor or to perfect the same and to consummate the transactions contemplated in the Credit Documents, except as may become necessary subsequent to the date hereof.

7.1.4 Execution and Binding Obligation. This Agreement and the other Credit Documents have been duly executed and delivered by the Borrower and each Material Subsidiary (that has provided any Security) party thereto and constitute legal, valid and binding obligations of the Borrower and each such Material Subsidiary, enforceable against it in accordance with their respective terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) the discretion that a court may exercise in the granting of equitable remedies.
7.1.5 Authorizations, etc. The Borrower and each Material Subsidiary that has provided any Security possesses all Material Authorizations, and all such Material Authorizations are in full force and effect.
7.1.6 Ownership of Assets. Each of the Borrower and each Subsidiary owns its Assets with good (and, with respect to any real property, freehold or leasehold marketable) title thereto, free and clear of all Liens, except for Permitted Encumbrances and title defects that would not reasonably be expected to result in a Material Adverse Effect.
7.1.7 Compliance with Laws. Subject to the next following sentence, each of the Borrower and each Material Subsidiary that has provided Security is in compliance with all Applicable Laws, including Environmental Laws, non-compliance with which would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 7.1.10 or after the date hereof as disclosed in writing to the Lender and which would not otherwise reasonably be expected to have a Material Adverse Effect, the Business, real properties owned or leased by the Borrower and each Material Subsidiary that has provided Security, and other Assets (i) are in compliance with all Environmental Laws; (ii) possess and are operated in compliance with all Environmental Permits which are required for the operation of the Business, real properties owned or leased by the Borrower or any Subsidiary and any other Assets; and (iii) to the best of its knowledge are not subject to any past or present fact, condition or circumstance that could result in any liability under any Environmental Laws or with respect to any environmental or public or occupational health and safety matters. Except as set forth in Schedule 7.1.10 or after the date hereof as disclosed in writing to the Lender, it is not party nor any Material Subsidiary that has provided Security party to any litigation or administrative proceeding, nor, to its knowledge, is any litigation or administrative proceeding threatened or pending against it, which in either case (i) asserts or alleges that it has violated, contravened, or is otherwise not in compliance with Environmental Laws, (ii) asserts or alleges that it is required to clean up, remove or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (iii) asserts or alleges that it is required to pay all or a portion of the cost of any past, present or future such clean up, removal or remedial or other response; in each case which would reasonably be expected to have a Material Adverse Effect.
7.1.8 No Default. There is no Default or Event of Default that has occurred and is continuing.
7.1.9 Subsidiaries, etc. As of the date hereof, the Borrower does not own or hold any shares of, or any other ownership interest in, any Person, except CNG Distributions Limited and the Parent is the indirect owner of all issued and outstanding shares of the Borrower. CNG Distributions Limited is not a Material Subsidiary on the date hereof and except as previously notified to the Lender, the Borrower has no Material Subsidiary.
7.1.10 No Litigation. Except as set out in Schedule 7.1.10 or, after the date hereof, disclosed in writing to the Lender, there are no actions, suits or proceedings pending, taken or, to the Borrower’s knowledge, threatened, before or by any Governmental Body or by any elected or appointed public official or private person in Canada or elsewhere, whether or not having the force of law, which would reasonably be expected to have a Material Adverse Effect.
7.1.11 Material Agreements and Material Licences: Neither the Borrower nor any Material Subsidiary, or to the Borrower’s knowledge, any other party to any agreement binding on the Borrower or any Material Subsidiary or any of their respective assets is in default under such agreement, except where such default would not reasonably be expected to have a Material Adverse Effect.
7.1.12 Books and Records. All books and records of the Borrower and the Subsidiaries have been fully, properly and accurately kept and completed in all material respects in accordance with GAAP in effect at the time of preparation of such books and records (to the extent applicable) and there are no material inaccuracies or discrepancies of any kind contained or reflected therein of which the Borrower is aware.
7.1.13 Tax Liability. The Borrower and, to its knowledge, each Material Subsidiary that has provided Security have filed all material tax returns which are required to be filed and has in all material respects paid all taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by it, except any such assessment which is being contested in good faith by proper legal proceedings. Without limiting the foregoing all employee source deductions (including income taxes, employment insurance and Canada Pension Plan) payroll taxes and workers’ compensation dues are currently paid and up to date.
7.1.14 Financial Statements. The annual consolidated management prepared financial statements of the Borrower dated as of and for the period ending December 31, 2008 have been prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of notes, and fairly present in all material respects the financial condition of the Borrower and the financial information presented therein for the period and as at the date thereof. To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments which have not been provided for in said financial statements to the extent required by GAAP. All financial statements delivered to the Lender after the date of this Agreement pursuant to sections 8.1.10 and 8.1.11 will present fairly and in all material respects the financial position of the Borrower on a consolidated basis in accordance with GAAP, subject in the case of unaudited financial statements to year-end audit adjustments and the absence of notes, as of the dates thereof and for the Fiscal Years or Fiscal Quarters, as the case may be, then ended. Since the date of the last financial statements delivered to the Lender, other than has been disclosed in writing to the Lender, there has been no development which has had or would reasonably be expected to have a Material Adverse Effect.
7.1.15 Pension Plans. As of the date hereof, the only pension plans (the “plans”) provided by the Borrower are those listed in Schedule 7.1.15. The plans are registered under, and are in compliance with, the Income Tax Act (Canada), the Pension Benefits Act (Ontario) and all other Applicable Laws and all reports, returns and filings required to be made thereunder have been made, except where the failure to so comply or make a report, return or filing would not reasonably be expected to have a Material Adverse Effect. Those plans have been at all times administered in accordance with their terms and the provisions of all Applicable Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
7.1.16 Insurance. As of the date hereof, the Borrower and each of the Material Subsidiaries maintains insurance coverage in compliance with the requirements of section 8.1.17. Schedule

7.1.16 identifies, either by description of specific policies or by attached certificate summarizing insurance coverages, all existing insurance policies maintained by the Borrower as of the date hereof.
7.1.17 Debt, Guarantee Obligations and Liens. As of the date hereof, (a) the Borrower and each of the Subsidiaries has not issued any Guarantee Obligations except for the guarantee dated April 12, 2006 granted by USG Canadian Mining Ltd. (subsequently amalgamated into the Borrower) in favour of Infinity Rail, LLC, (b) the Assets of the Borrower and its Subsidiaries are not subject to any Liens, except for Permitted Encumbrances and (c) the Borrower and each of its Subsidiaries has no Debt except for Permitted Debt.
7.1.18 Description of Real Assets. Schedule 7.1.18 contains a description as of the date hereof, of (a) all real property owned by the Borrower (including municipal addresses, legal description (to the extent available), the name of the Person which owns such property and a brief description of such property and its use), (b) all real property leased by the Borrower (including municipal addresses, legal description (to the extent available), the name of the Person which leases such property, the name of the landlord, the term and any renewal rights under the applicable lease and a brief description of such property and its use), and (c) all real property not owned or leased by the Borrower at which any of its inventory or other Assets may from time to time be stored or located (including municipal addresses and the name of the bailee, processor or other third party holding such inventory at such property), other than real property at which Assets which have an aggregate market value of less than an amount of $2,000,000 is stored or located.
7.1.19 Relevant Jurisdictions. Schedule 7.1.19 identifies in respect of the Borrower, the Relevant Jurisdictions as of the date hereof including the Borrower’s jurisdiction of formation, jurisdiction in which it has Property with an aggregate market value in excess of $2,000,000, the full address (including postal code or zip code) of the Borrower’s chief executive office and all of the Borrower’s places of business and, if the same is different, the address at which the books and records of the Borrower are located, the address at which senior management of the Borrower are located and conduct their deliberations and make their decisions with respect to the business of the Borrower, and the address from which the invoices and accounts of the Borrower are issued.
7.1.20 Intellectual Property. The Borrower has rights sufficient for it to use all the Intellectual Property reasonably necessary for the conduct of its business; and all patents, trade-marks or industrial designs which have been either registered or in respect of which a registration application has been filed by it as of the date hereof are listed on Schedule 7.1.20. The Borrower is not infringing upon or misappropriating or is alleged to be infringing upon or misappropriating the intellectual property rights of any other Person material to the Business.
7.1.21 Bank Accounts. All of the lock boxes, deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution as at the date hereof are set forth on Schedule 7.1.21 and such Schedule correctly identifies the name of each depository, the name in which the lock box or account is held, the type of account, and the complete lock box address or account number therefor.
7.1.22 Compliance with Anti-money Laundering Laws. The Borrower has taken, and agrees that it shall continue to take, reasonable measures appropriate to the circumstances (in any event as required by Applicable Law), to ensure that it is and shall be in compliance with all current and future anti-money laundering laws and applicable laws, regulations and governmental guidance for the prevention of terrorism, terrorist financing and drug trafficking.

7.2 Survival of Representations and Warranties
          The Borrower covenants that the representations and warranties set out in section 7.1 shall be true and correct on each day that an Advance is made and on the date of each Compliance Certificate with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by the Lender or on its behalf; except that (a) if any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall continue to be given as at such date or for such period of time and (b) to the extent any matter addressed in any such representation and warranty changes in a manner permitted by this Agreement, or compliance therewith is waived by the Lender in accordance with the provisions of this Agreement, such repeated representation and warranty shall be revised to reflect those changes and/or waivers.
ARTICLE 8
COVENANTS
8.1 Affirmative Covenants
          So long as any Obligations remain outstanding (other than those Obligations which by their terms survive termination of this Agreement) or so long as the Borrower has the right to utilize the Credit Facility, and unless the Lender otherwise consents in writing, the Borrower covenants and agrees that:
8.1.1 Punctual Payment. The Borrower shall pay or cause to be paid all Obligations falling due hereunder on the dates and in the manner specified herein.
8.1.2 Conduct of Business. The Borrower shall, and shall cause each Material Subsidiary to, do or cause to be done all things necessary or desirable to maintain its corporate existence in its present jurisdiction of incorporation or amalgamation, to maintain its corporate power and capacity to own its properties and assets, and to carry on its business, including the Business, in a commercially reasonable manner; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under any other provision of this Agreement.
8.1.3 Preservation of Material Authorizations. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain all Material Authorizations.
8.1.4 Compliance with Applicable Law and Contracts.
8.1.4.1 The Borrower shall, and shall cause each Subsidiary to, comply and operate all of its facilities and properties in compliance with the requirements of all provisions of Applicable Laws, including Environmental Laws, which, if contravened, would reasonably be expected to have a Material Adverse Effect and all insurance policies and all contracts to which it is a party or by which it or its properties are bound, non-compliance with which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
8.1.4.2 The Borrower shall and shall ensure that each Subsidiary: (i) keep all material Environmental Permits in full force and effect and remain in compliance in all material respects therewith; (ii) as soon as practicable notify the Lender and provide copies upon receipt of all written claims, proceedings, actions, complaints or notices regarding environmental, health or safety matters in any way relating to the Business, real properties owned or leased by the Borrower or a Subsidiary and other Assets, or regarding compliance with Environmental Laws, which claims, proceedings, actions, complaints or notices relate to matters which would reasonably be expected to have a Material Adverse Effect; (iii) proceed diligently to resolve any such claims, proceedings, actions, complaints or notices; (iv) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with section 8.1.4.1 or this section 8.1.4.2; and (v) maintain the Borrower’s current environmental, health and safety management system (updated from time to time to reflect changes hereafter adopted by the Borrower) that, among other things, establishes and monitors environmental compliance and health and safety performance goals, outlines responsibilities for environmental, health and safety matters within the Borrower, describes the Borrower’s environmental, health and safety training and awareness programs, contains procedures for responding to spills, environmental, health and safety emergencies and establishes a procedure to evaluate the Borrower’s compliance with this system.
8.1.5 Accounting Methods and Financial Records. The Borrower shall, and shall cause each Subsidiary to, maintain a system of accounting which is established and administered in accordance with GAAP, keep adequate records and books of account in which entries that are accurate and complete in all material respects shall be made in accordance with such accounting principles reflecting all transactions required to be reflected by such accounting principles and keep records of any Assets owned by it that are accurate and complete in all material respects.
8.1.6 Maintenance of Assets. The Borrower shall, and shall cause each Material Subsidiary to, maintain its Assets in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make or cause to be made all necessary and appropriate repairs, renewals, replacements, additions and improvements thereto in accordance with past practices and standards of the Borrower.
8.1.7 Payment of Taxes and Claims. The Borrower shall, and shall cause each Subsidiary to:
8.1.7.1 pay and discharge all lawful claims due and payable for labour, material and supplies which, if unpaid, would reasonably be expected to become a Lien on any of the Assets;
8.1.7.2 pay and discharge all Taxes due and payable by it;
8.1.7.3 withhold and collect all Taxes required to be withheld and collected by it and remit such Taxes to the appropriate Governmental Body at the time and in the manner required; and
8.1.7.4 pay and discharge all obligations incidental to any trust imposed upon it by statute which, if unpaid, would reasonably be expected to become a Lien upon any of the Assets;
except (i) to the extent all such Taxes, obligations and claims do not in the aggregate exceed $1 million at any time and would not reasonably be expected to result in a Material Adverse Effect; or (ii) that no such claim, Taxes (other than Taxes required to be withheld and remitted pursuant to the

Income Tax Act (Canada) or any provincial income tax legislation) or obligations need be paid, collected or remitted if (i) it is being diligently contested in good faith by appropriate proceedings, (ii) reserves considered adequate by the Borrower and its auditors shall have been set aside therefor on its books, (iii) such claim, Taxes, or obligation shall not have resulted in a Lien other than a Permitted Encumbrance, and (iv) to the extent such proceedings are material to the Business of the Borrower or Subsidiary (A) all enforcement proceedings in respect thereof shall have been stayed and appropriate security shall have been given, if required, to prevent the commencement or continuation of proceedings, or (B) prepayment shall have been made pending settlement or contestation.
8.1.8 Inspections. The Borrower shall, and shall cause each Subsidiary to, permit the Lender, to (i) visit, inspect, and if requested, investigate its properties during normal business hours, but without disrupting normal business operations, (ii) inspect and make extracts from and copies of its books and records, and (iii) discuss with senior management of the Borrower its Business, Assets, and financial condition and prospects. The Borrower shall forthwith reimburse the Lender for its reasonable out-of-pocket expenses incurred in connection with such inspections. Such inspections and discussions will require at least three (3) Business Days’ prior written notice and may not be more frequent than once per year unless an Event of Default has occurred that is continuing or the Lender (acting reasonably) believes a Material Adverse Effect has occurred that is continuing.
8.1.9 Notice of Litigation and Other Matters. The Borrower shall, as soon as practicable after it shall become aware of the same, give notice to the Lender of the following events:
8.1.9.1 the commencement of any action, proceeding, arbitration or investigation against or in any other way relating adversely to the Borrower or any of the Subsidiaries or any of their respective properties, assets or businesses which would, individually or when aggregated with all other such actions, proceedings, arbitrations and investigations, reasonably be expected to have a Material Adverse Effect;
8.1.9.2 any amendment of its articles;
8.1.9.3 any issuance by the Borrower or any Subsidiary of a Guarantee Obligation, or any Lien which is not a Permitted Encumbrance, or any Debt which is not Permitted Debt;
8.1.9.4 any Event of Default (as defined in the Senior Credit Agreement) occurs;
8.1.9.5 any development which has had or would reasonably be expected to have a Material Adverse Effect; and
8.1.9.6 any new Subsidiaries and Material Subsidiaries of the Borrower.
8.1.10 Quarterly Financial Reports. The Borrower shall, as soon as practicable and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, deliver to the Lender, in hard copy or electronic format, management prepared consolidated financial statements of the Borrower, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of notes, and on a consolidated basis, consisting of (w) balance sheets as at the end of the Fiscal Quarter with comparative amounts at the end of the previous Fiscal Year, and (x) statements of operations, stockholders’ equity and cash flows for the period from the end of the previous Fiscal Year to the end of the Fiscal Quarter with comparative amounts for the corresponding period in the previous Fiscal Year.

8.1.11 Annual Financial Statements. The Borrower shall, as soon as practicable and in any event within 120 days after the end of each Fiscal Year, deliver to the Lender, in hard copy or electronic format, (i) minimum review engagement report (in the case of Fiscal Year 2009 and thereafter) and annual consolidated management prepared financial statements of the Borrower, in each case prepared in accordance with GAAP, as referred to in section 8.1.10 hereof, in respect of such Fiscal Year and (ii) if not publicly available, audited consolidated financial statements of the Parent, prepared in accordance with GAAP as referred to in Section 8.1.10 hereof, in respect of such Fiscal Year.
8.1.12 Compliance Certificates. The Borrower shall deliver or cause to be delivered to the Lender, together with the report and financial statements in sections 8.1.10 and 8.1.11, a Compliance Certificate.
8.1.13 Annual Business Plan. The Borrower shall, as soon as available and in any event not later than 90 days after the end of each Fiscal Year, provide to the Lender, the Annual Business Plan.
8.1.14 Accounts Receivable and Inventory Listings. The Borrower shall, within 30 days of the end of each Fiscal Year, furnish to the Lender aged accounts receivable reports and inventory listings of the Borrower as of the end of the Fiscal Year just ended.
8.1.15 Other Financial Information. As soon as practicable following a request therefor from the Lender, the Borrower shall furnish to the Lender such other financial information and projections as the Lender may reasonably request from time to time.
8.1.16 Use of Proceeds. The Borrower shall use the proceeds of the Credit Facility solely for the purposes permitted by section 2.1.5.
8.1.17 Insurance. The Borrower shall maintain or cause to be maintained, and shall cause its Material Subsidiaries to maintain or cause to be maintained in all material respects, (i) insurance policies, in such form and amounts, with such deductibles and against such risks as are usually carried by prudent owners of similar businesses and properties located in the same general geographical areas, and (ii) such other material insurance as the Borrower or its Material Subsidiaries may be required to maintain by any Applicable Law or any contract by which the Borrower or any Subsidiary is bound. The Borrower will cause the Lender to be indicated as loss payee and mortgagee (with such standard mortgagee clauses as the Lender shall reasonably require for its protection) on all insurance policies on the Assets of the Borrower (other than the vessel Spanish Mist) and each Material Subsidiary providing security (including, without limitation, all property, boiler and machinery and builder’s risk policies) and as an additional insured on all liability policies (other than professional liability) of the Borrower and each Material Subsidiary providing Security. The Borrower will furnish to the Lender, upon reasonable request of the Lender, information in reasonable detail as to the insurance maintained. If the Borrower or any Material Subsidiary shall fail to obtain any insurance as required by this Section 8.1.17 the Lender may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Lender shall not be deemed to have waived any Default or Event of Default arising from the Borrower’s or such Material Subsidiary’s failure to maintain such insurance.
8.1.18 Security. With respect to the Security, the Borrower will and procure that each Material Subsidiary that has provided Security will:

(a)	provide to the Lender the Security required from time to time pursuant to Article 11 in accordance with the provisions of such Article, accompanied by supporting resolutions, certificates and opinions in form and substance satisfactory to the Lender acting reasonably; and

(b)	do, execute and deliver all such things, documents, security, agreements and assurances as may from time to time be reasonably requested by the Lender to ensure that the Lender holds at all times valid, enforceable, perfected first priority Liens (subject only to Permitted Encumbrances) from the Borrower meeting the requirements of Article 11.
For the avoidance of doubt, the Borrower shall not be required to deliver a ship mortgage on the vessel Spanish Mist to the Lender.
8.1.19 Additional Security. The Borrower shall ensure that the Assets and revenues subject to the Security at all times constitute at least 80% of the consolidated assets and revenues of the Borrower and all its Subsidiaries (in accordance with GAAP) and shall, to the extent necessary to maintain such minimum ratio, cause one or more of its Subsidiaries (that have not provided Security) to become a guarantor hereunder and deliver to the Lender such general security agreements, security documents, officer’s certificates, additional joinder documents, legal opinions of counsel in connection therewith and such other related or ancillary documents, including evidence of registration, filing or recording of any liens created by such security documents and their first ranking priority (subject to Permitted Encumbrances), as the Lender may reasonably request, in each case, in form and substance satisfactory to the Lender, acting reasonably.
8.1.20 Landlord Consents. Use commercially reasonable efforts to obtain a collateral access agreement from each landlord of premises that are leased at any time and from time to time by the Borrower and at which Assets with an aggregate market value of more than $2,000,000 are located. If inventory of the Borrower with an aggregate market value of more than $2,000,000 is in the possession of a bailee use commercially reasonable efforts to have such bailee execute and deliver to the Lender, a collateral access agreement. If the Borrower after the Closing Date enters into any lease arrangement in respect to a premises where its Assets are or will at any time be held or enters into any bailee arrangement with respect to any of its Assets, the Borrower will deliver to the Lender an executed collateral access agreement concurrently upon entering into such lease or bailee arrangement. For the purposes of this section 8.1.20, a “collateral access agreement” means any landlord waiver or other agreement (as such waiver or agreement may be amended, restated or otherwise modified from time to time), in form and substance reasonably satisfactory to the Lender, pursuant to which a mortgagee or lessor of real property on which Assets are stored or otherwise located, or a bailee, consignee or similar Person with respect to any warehouse, processor or converter facility or other location where Assets are stored or located, (a) acknowledges the Security in respect of such Assets, (b) waives or, in the reasonable discretion of the Lender, subordinates on terms reasonably acceptable to the Lender any Lien or other claim that such Person may assert against such Assets, (c) confirms that such Person does not have title to any such Assets of the Borrower, nor does such Person have any claim to or lien upon such Assets other than for customary storage, shipping and handling charges, (d) agreeing that such Person will not move any of the Assets to a location outside of the facility without first giving the Lender 30 days prior written notice (other than inventory shipped in the normal course of business pursuant to instructions of the Borrower) and not issue warehouse receipts or other documents of title with respect to such Assets without the Lender’s written consent and (e) where applicable, grants to the Lender reasonable access to and use of such real property or facility, as the case may be, following the occurrence and during the continuance of an Event of Default, to assemble, complete and sell such Assets.
8.1.21 Financial Covenants. The Borrower shall:
8.1.21.1 Tangible Net Worth. (a) Maintain a Tangible Net Worth of no less than $150,000,000 to be tested at the end of each Fiscal Quarter;
8.1.21.2 Current Ratio. Maintain a Current Ratio of no less than 1.50:1.0 to be tested at the end of each Fiscal Quarter; and
8.1.21.3 Interest Coverage Ratio. Maintain an Interest Coverage Ratio of no less than 2.0:1.0 to be tested at the end of each Fiscal Quarter on a rolling four quarter basis, provided that the requirements of this Section 8.1.21.3 shall not apply as of the end of any Fiscal Quarter as of which, on a consolidated basis for the Borrower and its Subsidiaries, interest income earned exceeds the aggregate amount of Interest Expense on a rolling four quarter basis.
8.2 Negative Covenants
          So long as any Obligations remain outstanding (other than those Obligations which by their terms survive termination of this Agreement) or so long as the Borrower has the right to utilize the Credit Facility, and unless the Lender otherwise consents in writing, the Borrower covenants and agrees that it shall not, and shall not permit any of its Subsidiaries or Material Subsidiaries, as indicated below, to do any of the following:
8.2.1 Limitation on Debt. The Borrower will not, and will not permit any of the Subsidiaries to, create, assume, incur or in any manner become liable in respect of any Debt other than Permitted Debt.
8.2.2 Limitation on Mergers and Consolidations. The Borrower will not, and will not permit any of its Subsidiaries that have granted Security to, wind-up, merge, consolidate or amalgamate, or to carry out a consolidation, reorganization, reconstruction or arrangement, with or into any other Person or permit any other Person to wind-up, merge, consolidate or amalgamate, to be consolidated, or to enter into a reorganization, reconstruction or arrangement with or into it, and the Borrower will not, and will not permit any of its Subsidiaries that have granted Security, to, Dispose all or substantially all of its Assets in a single transaction or series of transactions to any Person, unless either:
(a)	the Borrower is the survivor (or in the case of any such Disposition by such a Subsidiary, the Borrower or another Subsidiary that has granted Security is the acquiror) and the Lender shall be satisfied that it has a continuing perfected security interest in all present and after-acquired property of the survivor Borrower (or in the case of any such Disposition by such Subsidiary, the Assets so Disposed) with the priorities contemplated under this Agreement and the Lender shall have been granted such documentation, in form and substance satisfactory to the Lender, acting reasonably, as may be required to confirm the same; or

(b)	the successor corporation or acquiror is solvent and is organized under the laws of Canada or any province thereof, and

(i)	in any case involving the Borrower, has executed and delivered to the Lender a written confirmation of its assumption of the due and punctual performance of each covenant and condition on the part of the Borrower contained in this Agreement and any other Credit Documents to which it is party and the Lender being satisfied that the Security shall attach to all present and after-acquired Assets of the successor corporation or acquiror, perfected and with the priority contemplated under this Agreement; or

(ii)	in the case of a Subsidiary which has provided any Credit Document, has executed and delivered to the Lender a written confirmation of such Credit Document on terms and conditions acceptable to the Lender acting reasonably and the Lender being satisfied that the Security shall attach to all present and after-acquired Assets of the successor corporation or acquiror, perfected and with the priority contemplated under this Agreement, and upon request of the Lender, the Borrower causes to be delivered to the Lender an opinion of the Borrower’s counsel regarding such assumption or Credit Document and Security in form and substance satisfactory to the Lender acting reasonably.
8.2.3 Transactions with Affiliates. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any transaction or arrangement with any other Affiliate of the Borrower or the Parent (including, without limitation, the purchase from, sale to or exchange of assets with, or the rendering of any service by or for, any such Affiliate), other than on terms substantially as favourable to the Borrower or such Subsidiary as would be obtainable in a comparable arm’s length transaction with a Person other than such an Affiliate. Nothing in this Section 0 shall prohibit the creation of any intercorporate Debt between the Borrower or any Subsidiary and any other Affiliates of the Borrower consistent with the Parent’s policies applicable to such Debt and otherwise permitted under this Agreement.
8.2.4 Change in Business. The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than the Businesses.
8.2.5 Lease-Back. The Borrower will not enter into or permit any of its Subsidiaries to enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or such Subsidiary, as the case may be, shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the Business, and then rent or lease the property so sold or transferred for substantially the same purpose or purposes as the property so sold or transferred, provided that so long as section 3.4 (Mandatory Prepayments) is complied with this section 8.2.5 shall not prohibit any such transaction that qualifies under item (x) of the definition of Permitted Encumbrances.
8.2.6 Maintenance and Ownership of Material Subsidiaries. The Borrower will not sell or otherwise dispose of any shares of any of its Material Subsidiaries or permit any of such Material Subsidiaries to issue, sell or otherwise dispose of any of their shares or the shares of any other Material Subsidiary, except to the Borrower or another Material Subsidiary.
8.2.7 Swaps. The Borrower will not enter into any interest rate swap, basis swap, forward transaction, currency hedging or swap transaction, cap transaction, floor transaction, collar transaction or other derivative of hedging transaction, whether with respect to interest rates, currencies, commodities or otherwise, or any option with respect to such a transaction or any combination of any such transactions except for the purpose of paying or hedging its actual or anticipated normal business capital expenditures and operating revenues and expenses, hedging its interest rate or currency exposure on its Debt or loan receivables and hedging transactions in the ordinary course of the Business that are not for speculative purposes
8.2.8 Acquisitions. The Borrower will not make any Acquisition in any Fiscal Year, unless the Acquisition (i) is in a business substantially similar to the Business, (ii) based on information provided to the Lender by the Borrower, is demonstrated to the Lender, acting reasonably, to be accretive to the EBITDA of the Borrower on a pro forma basis and (iii) would not result in a Default or Event of Default.
8.2.9 Location of Assets in Other Jurisdictions. Except for Assets in transit to the Borrower or temporarily with repairers or any Assets being delivered to a customer in the ordinary course of business of the Borrower as part of the performance of its obligations, the Borrower will not: (A) locate or store any Assets with a market value (either individually or in the aggregate) of more than $2,000,000 in any single jurisdiction not identified in Schedule 7.1.19 or (B) move any Assets from one jurisdiction to another jurisdiction where the location, storage, acquisition or movement, as the case may be, of such Assets to that jurisdiction would result in (1) Assets being located in a single jurisdiction with a market value (either individually or in aggregate) of more than $2,000,000 that are not subject to the Lien of the Security or (2) cause the Lien of Security over such Assets to cease to be perfected under Applicable Law, unless (x) the Borrower has first given thirty (30) days prior written notice thereof to the Lender, and (y) the Borrower has first executed and delivered to the Lender all Security and all financing or registration statements in form and substance satisfactory to the Lender which the Lender or its counsel, acting reasonably, from time to time deem necessary or advisable to ensure that the Security at all times constitutes a perfected first priority Lien (subject only to Permitted Encumbrances) over such Assets notwithstanding the storage, movement or location of such Assets as aforesaid together with such supporting certificates, resolutions, opinions and other documents as the Lender (acting reasonably) may deem necessary or desirable in connection with such security and registrations.
8.2.10 No Change of Name. The Borrower shall not change its name, adopt a French form of name or change its jurisdiction of incorporation or formation in each case without providing the Lender with thirty (30) days’ prior written notice thereof.
8.2.11 No Liens. The Borrower shall not create, incur, assume or permit to exist any Lien upon any of its Assets except Permitted Encumbrances.
8.2.12 No Action. The Borrower will not knowingly take any action that would result in the Borrower failing to maintain: (a) a Tangible Net Worth of no less than $150,000,000 at all times; or (b) a Current Ratio of no less than 1.50:1.0 at all times.
ARTICLE 9
CONDITIONS PRECEDENT
9.1 Conditions Precedent to Availability of the Credit Facility
          The obligations of the Lender to make available the Credit Facility or any part thereof to the Borrower are subject to compliance, on or before the Closing Date, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of the Lender and may be waived in writing by the Lender in its sole discretion:
9.1.1 the representations and warranties set out in Article 7 shall be true and correct on the Closing Date;
9.1.2 no Default or Event of Default shall have occurred and be continuing nor shall it be reasonably anticipated that there will be any Default or Event of Default immediately after and as a result of giving effect to the Closing Date;
9.1.3 the Lender shall have received the following in form and substance satisfactory to the Lender:
(a)	Officers’ Certificates of the Borrower dated the Closing Date certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect:
(i)	the articles or other constating documents of the Borrower (including, but not limited to, articles of amalgamation of USG Canadian Mining and the Borrower);

(ii)	the by-laws or other organizational documents of the Borrower;

(iii)	a certificate of incumbency including sample signatures of officers of the Borrower;

(iv)	the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by each of the Borrower to authorize the execution, delivery and performance, of the Credit Documents; and

(v)	the corporate structure of the Borrower as of the date hereof,
(b)	a certificate of status, certificate of good standing or similar certificate for all Relevant Jurisdictions of the Borrower in which the nature of the Borrower’s business requires the Borrower to be registered under Applicable Law shall have been delivered to the Lender;

(c)	releases, discharges (or written authorizations to discharge from the applicable Lien holder in form acceptable to the Lender) and postponements (in registerable form where appropriate) with respect to all Liens affecting the collateral encumbered by the Security which are not Permitted Encumbrances, if any, shall have been delivered to the Lender;

(d)	opinions of external counsel to the Borrower (along with the opinions of local counsel) dated the Closing Date in form and substance satisfactory to the Lender (including without limitation an opinion that the execution, delivery and performance of the Credit Documents do not breach the Senior Credit Agreement); and

(e)	such other documentation or information as the Lender shall have reasonably requested;
9.1.4 the Lender shall have received and be satisfied with the latest available quarterly financial statements for the Borrower and the Parent, as well as a Compliance Certificate for the Borrower;

9.1.5 the Lender shall have received payment in full of all fees payable by the Borrower on or prior to the Closing Date under any Credit Document, including payment of all reasonable invoiced fees, charges and out-of-pocket expenses of counsel to the Lender;
9.1.6 no material adverse change has occurred in the operations or financial position of the Borrower since the preparation date of the financial statements referred to in section 9.1.4;
9.1.7 the Borrower shall have obtained all necessary government and third party consents necessary to enter into the Credit Documents and perform its obligations under the Credit Documents;
9.1.8 the Lender shall have received a completed environmental questionnaire in form and substance satisfactory to the Lender;
9.1.9 the Borrower shall have delivered to the Lender certificates of insurance acceptable to the Lender showing the Lender as a loss payee and mortgagee as its interest may appear on all insurance policies that insure the Assets to be secured by the Security and as an additional insured on all liability policies (other than professional liability) of the Borrower and in each case containing (i) provisions that such policies will not be cancelled without 15 days prior written notice having been given by the insurance company to the Lender, and (ii) with respect to the property insurance policy only, a standard non-contributory “mortgagee”, “lender” or “secured party” clause, as well as such other provisions as the Lender may reasonably require to fully protect (to the extent reasonably practicable) the Lender’s interest in the Assets subject to the Security and to any payments to be made under such policies;
9.1.10 duly executed copies of the Security Documents shall have been signed and tabled in escrow (along with certificates, if any, representing all shares or other securities pledged, together with related stock powers duly executed in blank) and such financing statements or other registrations of such Security, or notice thereof, shall have been filed, registered, entered or recorded in all offices of public record necessary or desirable in the opinion of the Lender to preserve or protect the charges and security interests created thereby in all applicable jurisdictions (including by way of control, where applicable); and
9.1.11 the Lender shall have received executed Credit Documents in form and substance satisfactory to the Lender.
9.2 Conditions Precedent to Subsequent Advances
          The obligation of the Lender to make any Advances is subject to compliance, on or before the relevant Borrowing Date, with each of the following conditions precedent, which conditions precedent are for the sole and exclusive benefit of the Lender and may be waived in writing by the Lender in its sole discretion):
9.2.1 the representation and warranties shall be true and correct on the relevant Borrowing Date as if made on and as of such date, except that (a) if any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall continue to be given as at such date or such period of time and (b) to the extent any matter addressed in any such representation and warranty changes in a manner specifically permitted by such warranty, or compliance therewith is waived by the Lender in accordance with the provisions of this Agreement, such repeated representation and warranty shall be revised to reflect those changes and/or waivers.

9.2.2 no Default or Event of Default shall have occurred and be continuing nor shall it be reasonably anticipated that there will be any Default or Event of Default immediately after and as a result of giving effect to the proposed Advance;
9.2.3 the Borrower shall have executed and delivered such standard form letter of credit or other agreements of the Lender as the Lender shall require in respect of the issuance of letters of credit if the Advance is the issuance of a letter of Credit; and
9.2.4 the Lender shall have received a Borrowing Notice as required hereunder (except for overdraft availability); and
9.2.5 there shall not have been, and prior to delivery of the next report referred to in either section 8.1.10 or 8.1.11 above there shall not reasonably be expected to be, any mandatory prepayment as contemplated in items (i) or (ii) of section 3.4.1.
ARTICLE 10
EVENTS OF DEFAULT AND REMEDIES
10.1 Events of Default
The occurrence of any of the following events shall constitute an Event of Default (provided that the occurrence of any event referred to in any of sections 10.1.9 to 10.1.12 inclusive relative to the Parent only which does not result in a termination or material disruption in the supply of inventory by the Parent to the Borrower shall not constitute an Event of Default):
10.1.1 the Borrower shall fail to pay the principal amount of any Loan when such amount becomes due and payable;
10.1.2 the Borrower shall fail to pay any interest or fees hereunder when the same become due and payable hereunder and such failure shall remain unremedied for five (5) Banking Days;
10.1.3 any representation or warranty or certification made or deemed to be made by the Borrower or any of its directors or officers in this Agreement or any other Credit Document or the Hedging Arrangements to which it is a party shall prove to have been incorrect in any material and adverse respect when made or deemed to be made and, if the circumstances, facts or effects giving rise to or resulting from such inaccurate representation or warranty are capable of rectification (such that in relation to time periods thereafter, the representation or warranty would be correct), the representation and warranty remains uncorrected for a period of 30 days after the Borrower learns of the occurrence of such event.
10.1.4 the Borrower shall fail to perform, observe or comply with:
(a)	any of the covenants contained in sections 8.1.18, 8.1.19, 8.1.20, 8.2.1, 8.2.7, 8.2.10 or 8.2.11, provided that the Borrower will have 30 days to remedy any such failure after the Borrower learns of the existence of such Default so long as there has not been a previous failure to perform, observe or comply with such covenant in the prior 12 months;

(b)	any of the covenants contained in sections 8.1.21.1 or 8.1.21.2, provided that the Borrower will have 10 days to remedy any such failure after the Borrower learns of the existence of such Default so long as there has not been a previous failure to perform, observe or comply with such covenant in the prior 12 months; or
(c)	any of the covenants contained in sections 3.4, 8.1.21.3, 8.2.2, 8.2.3, 8.2.4, 8.2.5, 8.2.6, 8.2.8 or 8.2.12.
10.1.5 the Borrower shall fail to perform, observe or comply with any of the covenants contained in this Agreement or any other Credit Document or the Hedging Arrangements except as specifically set out in section 10.1.4 above and such failure shall remain unremedied for 30 days after the Borrower learns of the existence of such Default.
10.1.6 (i) the Borrower is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least U.S. $10,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or the Hedging Arrangements or any other condition exists, and as a consequence of such default or condition the holder of such Debt is permitted to cause such Debt in whole or in part to become due prior to its stated maturity or such Debt in whole or in part has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, (ii) the Parent is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least U.S. $50,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt in whole or in part has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), either the Borrower of the Parent becomes obligated to purchase or repay Debt before its original maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S. $10,000,000 except in the case of the Parent for which the limit will be U.S. $50,000,000 (or its equivalent in the relevant currency of payment) provided that this section 10.1.6 shall not apply to Debt which is secured by a Permitted Encumbrance that becomes due solely as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the Assets secured by the Permitted Encumbrance and not due to any other default or other mandatory prepayment provision and provided any Debt secured by such Permitted Encumbrance becomes so due by reason of such disposition;
10.1.7 any judgment or order, for the payment of money in excess of U.S. $10,000,000, shall be rendered against the Borrower (provided that in determining whether the foregoing threshold is satisfied, there shall be excluded any portion of such judgment that is fully covered by a third party insurance company rated not less than “B++” by A.M. Best (less any applicable deductible) and as to which the insurer has not disputed, in writing, its responsibility to cover such judgment) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order upon the assets of the Borrower or Parent; or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
10.1.8 there shall be any Change of Control;
10.1.9 the Borrower, any of the Material Subsidiaries or the Parent admits its inability to pay its respective debts as they become due or otherwise acknowledges its insolvency;

10.1.10 the Borrower, any of the Material Subsidiaries or the Parent institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:
10.1.10.1 seeking to adjudicate it a bankrupt or insolvent, or
10.1.10.2 seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies’ Creditors Arrangement Act (Canada) or proposal under the Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation);
provided that it will not constitute an Event of Default if the Borrower or a Material Subsidiary or the Parent takes steps to liquidate, dissolve or wind-up a Material Subsidiary or to reorganize the Borrower or a Material Subsidiary or the Parent as otherwise permitted hereunder;
10.1.11 any proceeding is commenced against or affecting the Borrower, any of the Material Subsidiaries or the Parent;
10.1.11.1 seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its Assets or Debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement, or compromise of debt under the Bankruptcy and Insolvency Act (Canada) or the laws of its jurisdiction of incorporation), but excluding a solvent arrangement or other reorganization permitted by section 8.2.2; or
10.1.11.2 seeking appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its Assets;
and such proceeding is not being contested in good faith by appropriate proceedings or, if so contested remains outstanding, undismissed and unstayed more than 60 days from the institution of such first mentioned proceeding;
10.1.12 any creditor of the Borrower, any of the Material Subsidiaries, the Parent or any other Person, shall privately appoint a receiver, trustee or similar official for any substantial part of the Assets of the Borrower, any of the Material Subsidiaries, or the Parent and such appointment is not being contested in good faith and by appropriate proceedings or, if so contested, such appointment continues for more than 60 days; or
10.1.13 if any of the Security shall cease to be a valid and perfected first priority security interest subject only to Permitted Encumbrances and the Borrower shall have failed to remedy such default within ten (10) Business Days of the Borrower becoming aware of such fact and being provided by the Lender with any documentation required to be executed to remedy such default.
10.2 Remedies Upon Default
          Upon the occurrence of any Event of Default which is continuing, the Lender may, by notice given to the Borrower:

10.2.1 declare the unutilized portion (if any) of the Commitment to be terminated (whereupon the Lender shall not be required to make any further Advances);
10.2.2 declare all Obligations to be immediately due and payable; and
10.2.3 take such actions and commence such proceedings as may be permitted at law or in equity and proceed to exercise any and all rights hereunder and under the Security at such times and in such manner as the Lender in its sole discretion may consider expedient, all without, except as may be required by Applicable Law, any additional notice, presentment, demand, protest, notice of protest, dishonour or any other action. The rights and remedies of the Lender hereunder and the Security are cumulative and are in addition to and not in substitution for any other rights or remedies provided by Applicable Law.
10.3 Distributions
          All distributions under or in respect of any other Credit Document shall be held by the Lender on account of the Obligations without prejudice to any claim by the Lender for any deficiency after such distributions are received by the Lender and the Borrower shall remain liable for any such deficiency. All such distributions may be applied to such part of the Obligations as the Lender may see fit in its sole discretion. The Lender may at any time change any appropriation of any such distributions or other moneys received by the Lender and may reapply the same to any other part of the Obligations as the Lender may from time to time in its sole discretion see fit, notwithstanding any previous application.
ARTICLE 11
SECURITY
11.1 Form of Security
          On the Closing Date, as continuing collateral security for the payment and satisfaction of all Obligations of the Borrower to the Lender, the Borrower shall deliver or cause to be delivered to the Lender the following Security, all of which shall be in form and substance satisfactory to the Lender:
(a)	a general security agreement from the Borrower in favour of the Lender constituting a first-priority Lien (subject only to Permitted Encumbrances) on all of the present and future Assets of the Borrower (other than the present and future Intellectual Property of the Borrower);

(b)	a license agreement in favour of the Lender and relating to all Intellectual Property of the Borrower;

(c)	a moveable hypothec from the Borrower in favour of the Lender constituting a first-priority Lien (subject only to Permitted Encumbrances) on all of the present and future moveable Assets of the Borrower (other than the present and future Intellectual Property of the Borrower); and

(d)	a Bank Act assignment from the Borrower in favour of the Lender constituting a first priority Lien (subject to Permitted Encumbrances) on all Assets subject thereto.

11.2 After Acquired Assets and Further Assurances
          The Borrower shall from time to time and, at the request of the Lender, execute and deliver all such further documents, deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge in connection with any of its Assets, whether now existing or acquired by the Borrower after the date hereof and intended to be subject to the security interests created hereby including any insurance thereon.
11.3 Release/Subordination of Security
          Notwithstanding anything to the contrary in any other provision of any Credit Document, the Lender shall not be required to provide a release of the Security over all the Assets until all Obligations (other than contingent and unclaimed Obligations under indemnity provisions which are expressed to survive the termination of this Agreement) and obligations under the Hedging Arrangements have been repaid in full and there remains no further commitment or obligation of the Lender to advance funds under this Agreement and no Hedging Arrangements are outstanding. Notwithstanding the foregoing, the Lender shall, at the cost of the Borrower, promptly, upon written request by the Borrower execute and deliver such documents that are in a form and substance acceptable to the Lender, acting reasonably, as the Borrower may from time reasonably request in writing to (a) discharge the Security over any Assets Disposed of by the Borrower or any Subsidiary from time to time unless an Event of Default has occurred and is continuing or the Lender believes (acting reasonably) that such Disposition has resulted in or would result in a Default or Event of Default and (b) subordinate the Security to any Permitted Encumbrances described in paragraph (x) of the definition of Permitted Encumbrances so long as (i) all such Permitted Encumbrances are limited to specific capital assets of the Borrower, the proceeds arising from such specific capital assets and insurance proceeds specifically relating to such capital assets, (ii) the aggregate total of all amounts secured by such encumbrances do not exceed the amount permitted pursuant to paragraph (x) of the definition of Permitted Encumbrances and (iv) such subordination does not in any way limit or impact (A) the priority, perfection or enforcement of the Lender’s Security over the other Assets of the Borrower or the Material Subsidiaries, (B) the priority, perfection or enforcement of the Obligations or the Borrower’s obligations under the Hedging Arrangements or (C) the rights and remedies of the Lender under the Credit Documents (other than in respect of the specific capital assets subject to such Permitted Lien, the proceeds arising from such specific capital assets and insurance proceeds specifically relating to such capital assets).
11.4 Security Charging Real Assets
          Notwithstanding anything to the contrary contained in any other provision of any Credit Document, to the extent that the charges and security interests created by the Security charge real property or any interest therein such charges and security interests shall secure interest after the occurrence of an Event of Default at the same rates as those in effect prior to such occurrence.
ARTICLE 12
GENERAL
12.1 Reliance and Non-Merger
          All covenants, agreements, representations and warranties of the Borrower made herein or in any other Credit Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of any of them pursuant hereto or thereto are material, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or its counsel or any employee or other representative of any of them and shall survive the execution and delivery of this Agreement and the other Credit Documents until the Borrower shall have satisfied and performed all of its obligations hereunder (other than those obligations which by their express terms survive termination of this Agreement) and the Lender shall have no further obligation to make Advances hereunder.
12.2 Credit Information
          To the extent required by Applicable Law, the Lender shall be entitled from time to time to obtain, provide and exchange credit information relating to the Borrower, its Subsidiaries, directly or indirectly, from, to and with any credit reporting agency, credit bureau or any Person with whom the Borrower has or may have financial relations, and Lender shall be not liable to the Borrower by reason of any act or omission of any of it or any other Person in obtaining, providing and exchanging such credit information or declining or failing to do so.
12.3 No Set-Off by the Borrower
          The amounts payable by the Borrower hereunder shall not be subject to any deduction, withholding, set-off or counterclaim by the Borrower or a Guarantor for any reason whatsoever.
12.4 Set-Off by the Bank
          The Lender may at any time and from time to time following the occurrence of an Event of Default which is continuing, without notice to the Borrower, combine, consolidate or merge all or any of the accounts of the Borrower with, and liabilities to, the Lender and may set off, appropriate and apply any and all deposits by or for the benefit of the Borrower with any branch of the Lender, general or special, matured or unmatured, and any other indebtedness and liability of the Lender to the Borrower matured or unmatured, against and on account of the Obligations when due, notwithstanding that the balances of the accounts, deposits or Obligations may or may not be expressed in the same currency.
12.5 Employment of Experts
          The Lender may, at any time and from time to time, retain and employ legal counsel, independent accountants, environmental consultants and other experts in order to perform or assist it in the performance of its rights and powers under this Agreement or the other Credit Documents, and neither it nor its directors, officers, employees or agents shall be responsible to the Borrower or any other Person for or in respect of the negligence or misconduct of any such accountant, consultant or other expert selected by it in good faith and with reasonable care.
12.6 Reliance by the Lender
          The Lender shall be entitled to rely upon any schedule, certificate, statement, report, notice or other document or written communication (including any facsimile, telex or other means of electronic communication) believed by it to be genuine and correct, and upon the advice and statements of agents, legal counsel, accountants, appraisers, consultants and other experts selected by them.
12.7 Notices
12.7.1 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on (a) the Banking Day sent, if sent prior to 4:00 p.m. on a Banking Day, or (b) if not sent before 4:00 p.m. on a Banking Day, on the Banking Day next following the day of sending,; or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below, provided in each case that if such day is not a Banking Day such notice shall be deemed to have been received on the next succeeding Banking Day. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

(a)	if to the Borrower:

CGC Inc.
350 Burnhamthorpe Rd.
5th Floor
Mississauga, Ontario
L5B 3J1

Attention:	Vice President, Finance
Facsimile Number:	(905) 803-5652

with a copy to:

USG Corporation
550 West Adams Street
Chicago, IL 60661

Attention:	Vice President and Treasurer
Facsimile Number:	(312) 672 3883

and

Attention:	Corporate Secretary
Facsimile Number:	(312) 672-7748

(b)	if to the Lender:

The Toronto-Dominion Bank,
100 Wellington Street West
Canadian Pacific Tower
26th Floor
Toronto, Ontario
M5K 1A2

Attention:	Senior Manager, Commercial National Accounts
Facsimile Number:	(416) 982-6076
12.8 Time
          Time is of the essence for all purposes of the Credit Documents.

12.9 Further Assurances
          Whether before or after the happening of an Event of Default, the Borrower shall at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered all such further acts, documents, agreements and things in connection with the Credit Facility and the Credit Documents as the Lender may reasonably require from time to time for the purpose of giving effect to the Credit Documents all within a reasonable period of time after the request of the Lender.
12.10 Assignment
12.10.1 This Agreement and the other Credit Documents shall enure to the benefit of and be binding on the parties hereto and thereto, their respective successors and any assignee or transferee of some or all of the parties’ rights or obligations under this Agreement and the other Credit Documents as permitted under this section 12.10.
12.10.2 The Borrower shall not assign or transfer all or any part of its rights or obligations under this Agreement or any of the other Credit Documents without the prior written consent of the Lender, which consent may be arbitrarily withheld.
12.10.3 The Lender may at any time assign or transfer all or a portion of its rights and obligations under the Credit Facility and the Credit Documents to, and may have its corresponding obligations in respect thereof assumed by, any other Person at such times and upon such terms as it may deem fit, provided that any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless:
(A) the assignment is by the Lender to an Affiliate of the Lender or to any other person who is a lender under this agreement or an Affiliate of such lender; or
(B) an Event of Default has occurred and is continuing,
in which case no such approval or consent is required.
12.11 Currency Conversion and Indemnity
          If, in connection with any action or proceeding brought in connection with this Agreement or any of the Credit Documents or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in one Currency (the “first Currency”) into another Currency (the “second Currency”), then the conversion shall be made at the Conversion Rate on the first Banking Day prior to the day on which payment is received.
          If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Conversion Rate on the day on which the judgment is given.
          If the Conversion Rate on the date of payment is different from the Conversion Rate on such first Banking Day or on the date of judgment, as the case may be, the Borrower shall pay such additional amount (if any) in the second Currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the second Currency which, when converted at the Conversion Rate on the date of payment, is the amount due in the first Currency, together with all costs, charges and expenses of conversion. Any additional amount owing by the Borrower to the Lender pursuant to the provisions of this section shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of this Agreement or any of the other Credit Documents.
12.12 Counterparts
          This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.
12.13 Entire Agreement
          The Credit Documents constitute the entire agreement between the parties hereto pertaining to the matters therein set forth. There are no warranties, representations or agreements between the parties in connection with such matters except as specifically set forth or referred to in the Credit Documents.
[Remainder of page left intentionally blank; signature page on the following page]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

CGC INC., as Borrower
By:	/s/ James McEwen
Title: Vice President Finance and Secretary

By:	/s/ Christopher Macey
Title: Vice President and General Manager

THE TORONTO-DOMINION BANK, as Lender
By:	/s/ Susan Schler
Title: Associate Vice President, National Accounts

By:	/s/ Scott Galbraith
Title: Senior Manager, National Accounts

SCHEDULE 1.1.20
Borrowing Notice

TO:	The Toronto-Dominion Bank, as Lender

Re: CGC Inc.
          Reference is made to a credit agreement (the “Credit Agreement”) dated as of June 30, 2009 between CGC Inc. and the Lender. All terms used in this Borrowing Notice which are defined in the Credit Agreement have the meanings attributed thereto in the Credit Agreement.
          The Borrower hereby requests a Loan as follows:

1.	Type of Loan:

2.	Amount of Loan:

3.	Currency of Loan:

4.	Borrowing Date:

5.	Interest Period, BA Period or
Letter of Credit term, as applicable:

6.	Payment instructions (if any):

7.	If Rollover or Conversion of another Loan, provide details of other Loan:

(a) Type:

(b) Amount:

(c) Expiry Date:

          Except where this notice is provided in respect of a Rollover or Conversion; all of the representations and warranties contained in the Credit Agreement are true and correct on the date hereof as if made on and as of the date hereof subject to the same exceptions set out in Section 7.2(a) and 7.2(b) of the Credit Agreement;
          Except where this notice is provided in respect of a Rollover or Conversation, no Default or Event of Default has occurred or is continuing nor is it reasonably anticipated that there will be any Default or Event of Default immediately after and as a result of giving effect to the Loan requested above.

     DATED this ■ day of ■, ■.

CGC INC.
By:
Title

By:
Title

- ii -

SCHEDULE 1.1.31
Compliance Certificate

TO:	The Toronto-Dominion Bank, as Lender

Re: CGC Inc.
          This compliance certificate is delivered to you in connection with a credit agreement (the “Credit Agreement”) dated as of June 30, 2009 between CGC Inc. and the Lender. All terms used in this Compliance Certificate which are defined in the Credit Agreement have the meanings attributed thereto in the Credit Agreement.
          I am the duly appointed Chief Financial Officer of the Borrower and as such have knowledge of the matters hereafter expressed, and I hereby certify in such capacity, and without personal liability, that:
1.	I am familiar with and have examined the provisions of the Credit Agreement.

2.	The financial statements delivered pursuant to sections ý8.1.10 or ý8.1.11, as applicable, present fairly the financial position, results of operations and changes in financial position of the Borrower and the Parent, as applicable, in accordance with GAAP.

3.	The representations and warranties contained in the Credit Documents are true and correct in all material respects on and as of the date hereof.

4.	No Default or Event of Default has occurred and is continuing [,except]. [If any Default or Event of Default has occurred, please specify the relevant particulars and the period of existence thereof and the action which the Borrower proposes to take or has taken with respect thereto].

5.	The material attached to this Compliance Certificate demonstrate the following financial tests for the relevant fiscal period ending on the date as of which the financial statements referred to above were prepared:
(a)	the Tangible Net Worth was $_____________________;

(b)	the Current Ratio was _____________:1;

(c)	the Interest Coverage Ratio was _____________:1.
6.	Attached, in reasonable detail, are calculations showing compliance (or, as the case may be, non-compliance) at the end of the relevant Fiscal Quarter with the covenants referenced in paragraph 5 above.

7.	None of the Borrower or any Subsidiary has issued any Lien (other than Permitted Encumbrances) or Guarantee Obligation to any Person except ■.

DATED this ■ day of ■, ■.

CGC INC.
By:
Title

By:
Title

- ii -

SCHEDULE 3.4.1(iii)
Disposition of Land
1.	Approx. 3.09 acres part of 735 Fourth Line, Oakville Ontario PT LT 20, CON 3 TRAFALGAR, South of Dundas St., as in 333090 & 333091; T/W 333090; OAKVILLE

2.	Approx. 10 acres at 7200 Notre Dame St., Montreal, Quebec

SCHEDULE 7.1.9
Subsidiaries
1.	CNG Distribution Limited

SCHEDULE 7.1.10
Litigation
None

Schedule 7.1.15
Pension Plans

Name:	CGC Inc. Retirement Plan

Type of Plan:	Defined Benefit

Trustee:	RBC Dexia
77 King Street West
Toronto, ON, M5W 1P9

Trustee Contact:	Brian Bagley Trustee

Account Number:	125170002

Name:	CGC Inc. Supplemental Pension Plan

Type of Plan:	Supplemental Employee Retirement Plan

Trustee:	Royal Trust
77 King Street West
Toronto, ON, M5W 1P9

Trustee Contact:	Yasmin Remutulla

Account Number:	109700001

Schedule 7.1.16
Insurance

Expiration Date*	Insured	Coverage	Company	Broker	Limit	Deductible/SIR	Annual Premium (US)	Policy Number
***	CGC	*** ***	***	***	***	***	***	*** ***
***	USG & All Subsidiaries (Master Policy)	***	***	***	***	***	***	***
***	CGC	***	***	***	***	***	***	***
•	All Policies are 1 year term.

•	All Policies include Brokerage Fee and or Commission.

•	CGC as a subsidiary of USG Corporation is covered by blanket policy issued to the parent.
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

Expiration Date*	Insured	Coverage	Company	Broker	Limit	Deductible/SIR	Annual Premium (US)	Policy Number
***	USG & All Subsidiaries (Master Policy)	***	***	***	***	***	***	***
***	CGC	***	***	***	***	—		***
•	All Policies are 1 year term.

•	All Policies include Brokerage Fee and or Commission.

•	CGC as a subsidiary of USG Corporation is covered by blanket policies issued to the parent.
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

Schedule 7.1.18
Real Property
(see attached)

Properties (Leased & Owned)
CGC, INC.
Leased Properties

BUILDING
		RENT PER	SECURITY	RENEWAL	RENEWAL	NOTICE IN	ACTION				SQUARE
LOCATION	EXP. DATE	MONTH	DEPOSIT	DATE	YRS	DAYS	DATE	COMMENTS	CENTER NAME AND ADDRESS	LANDLORDS NAME AND ADDRESS	FOOTAGE
B.C., Port Kells ((Distribution only)	***	***	***	***	***	***	***	***	***	***	***
Alberta, Calgary (Mfg and Distribution)	***	***	***	***	***	***	***	***	***	***

Manitiba, Winnipeg (DeBaets) (Distribution only)	***	***	***	***	***	***	***	***	***	***

Newfoundland, Mt. Pearl (Economy Drywall)	***	***	***	***	***	***	***	***	***	***

ON, Mississauga (Head Office)	***	***	***	***	***	***	***	***	***	***
Quebec, Ville d’Anjou (Customer Service Office)	***	***	***	***	***	***	***	***	***	***

Owned Properties

Surrey									CGC Inc 11105 Bridge Road. Surrey, BC

Little Narrows									CGC Inc 79 Little Narrow Road Little Narrows, Nova Scotia

Windsor									CGC Inc 699 Wentworth Road. Windsor, Ontario

Hagersville									CGC Inc 55 Third Line Road, Highway #6 Hagersville, Ontario

Oakville									CGC Inc 735 Fourth Line Road Oakville, Ontario

Montreal									CGC Inc 7200 Notre Dame St. Montreal, Quebec

LIABILITY INSURANCE
	LIABILITY INSURANCE			NOTICE OF
	RESPONSIBILITY		ADDITIONAL INSURANCE NEEDED	CANCELLATION	WAIVER OF
LOCATION	(LANDLORD/TENANT)	LIMIT REQUIRED	(YES/NO)	(# OF DAYS)	SUBROGATION
B.C., Port Kells ((Distribution only)	***	***		***
Alberta, Calgary (Mfg and Distribution)	***	***	***	***

Manitiba, Winnipeg (DeBaets) (Distribution only)	***	***			***

Newfoundland, Mt. Pearl (Economy Drywall)	***	***

ON, Mississauga (Head Office)	***	***
Quebec, Ville d’Anjou (Customer Service Office)	***	***		***	***

Owned Properties

Surrey

Little Narrows

Windsor

Hagersville

Oakville

Montreal

PROPERTY INSURANCE
	BUILDING INSURANCE			IF TENANT (ALL RISK	IF TENANT, SPECIAL TREATMENT OF
	TO BE PROVIDED BY:		IF TENANT (ALL	INCLUDING	LANDLORD (LOSS PAYEE/ADDITIONAL	IF TENANT VALUE OF	WAIVER OF
LOCATION	(LANDLORD/TENANT)	IF TENANT (F&EC)	RISK)	EARTHQUAKE & FLOOD)	INSURED)	BUILDING	SUBROGATION
B.C., Port Kells ((Distribution only)	***
Alberta, Calgary (Mfg and Distribution)	***

Manitiba, Winnipeg (DeBaets) (Distribution only)	***	***			***	***

Newfoundland, Mt. Pearl (Economy Drywall)	***						***

ON, Mississauga (Head Office)	***
Quebec, Ville d’Anjou (Customer Service Office)	***	***	***		***	***

Owned Properties

Surrey

Little Narrows

Windsor

Hagersville

Oakville

Montreal
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

Schedule 7.1.19
Relevant Jurisdictions
Newfoundland and Labrador
Nova Scotia
Quebec
Ontario
Manitoba
Alberta
British Columbia

Schedule 7.1.20
Intellectual Property

CANADIAN TRADEMARK REGISTRATIONS	REGISTRATION NUMBER	REGISTRATION DATE
A BAND FORMED OF RED, WHITE AND BLUE...GOODS	UCA42315	16-Jan-52
A RED BAND AND A BLUE BAND...THEREON	UCA41875	16-Jan-52
ACOUSTIBOND	TMA464,788	25-Oct-96
ACOUSTIFLEX	TMA404,942	13-Nov-92
ACOUSTIPAD	TMA109,828	28-Mar-58
AGRI GYPSUM	TMA512,091	20-May-99
ARM & HAMMER & Design	TMDA56694	1-Sep-87
BONDCRETE	TMDA46051	17-Apr-29
BUILDING FOR A CENTURY	TMA702,932	12-Dec-07
BUILDING NEWS	UCA50080	3-Jun-54
CEILING CENTRE	TMA500,616	15-Sep-98
CELEBRATION	TMA415,396	13-Aug-93
CENTRICITEE	TMA376,961	7-Dec-90
CGC & Design	TMA238,765	28-Dec-79
CGC & Design	TMA286,926	13-Jan-84
CGC ACTION	TMA464,983	25-Oct-96
CGC Design	TMA390,155	15-Nov-91
CGC Design	TMA386,892	26-Jul-91
CGC DESIGN (2nd appl’n.)	TMA380,477	22-Feb-91
CGC Design (ENGLISH)	TMA424,053	4-Mar-94
CGC Design (FRENCH)	TMA424,052	4-Mar-94

CANADIAN TRADEMARK REGISTRATIONS	REGISTRATION NUMBER	REGISTRATION DATE
CGC DESIGN (NEW)	TMA553,806	15-Nov-01
CGC INTERIORS	TMA383,625	26-Apr-91
CGC; DRYWALL COVE, COVE SHADOW LINE & Design	TMA452,201	22-Dec-95
CGC; LA MARQUE DES PROS & Design	TMA451,054	1-Dec-95
CGC; LA MARQUE DES PROS	TMA615,795	27-Jul-04
CGC; LA MARQUE DES PROS	TMA664,890	24-May-06
CGC; MOULURE CREUSE, BAGUETTED’OMBRAGE & Design	TMA455,924	22-Mar-96
CGC; THE NAME PROS TRUST & Design	TMA451,055	1-Dec-95
CGC; THE NAME PROS TRUST & Design	TMA652,472	08-Nov-05
CGC; THE NAME PROS TRUST	TMA616,110	02-Aug-04
CHAMPION	TMDA46052	17-Apr-29
CLASSIC	TMA588,708	03-Sep-04
CLASSIC	TMA609,421	05-May-04
CLASSIC	TMA589,321	09-Sep-03
CONTROLE POUSSIERE COMPOSE A JOINT & DESIGN	TMA722,463	27-Sep-08
DJR	TMA593,987	5-Nov-03
DUR-A-BEAD	TMA106,726	24-May-57
DURABOND	TMA200,932	2-Aug-74
DURACRETE	TMA398,735	29-May-92
DURACRETE	TMA155,137	19-Jan-68
DURAPATCH	TMA286,450	30-Dec-83
DUST CONTROL DRYWALL COMPOUND & DESIGN	TMA730,443	09-Dec-08
ELEGANCE	TMA653,862	29-Nov-05
EASY SAND	TMA558,302	21-Feb-02

CANADIAN TRADEMARK REGISTRATIONS	REGISTRATION NUMBER	REGISTRATION DATE
F1 FORMULA 1	TMA703,557	19-Dec-07
F1 FORMULE 1	TMA703,560	19-Dec-07
FAST-LOC	TMA281,956	29-Jul-83
FIRECODE	TMA119,233	26-Aug-60
FORMULA 1	TMA703,559	19-Dec-07
FORMULE 1	TMA703,558	19-Dec-07
GALVAGREY	TMA374,036	5-Oct-90
GRAND PRIX	TMA343,070	22-Jul-88
GRAND PRIZE Design	TMDA46055	17-Apr-29
GRIDWORKS	TMA393,994	7-Feb-92
GYPLAP	TMA285,195	25-Nov-83
GYP-LAP	TMDA39516	23-Mar-26
HAMMER	TMDA56698	1-Sep-87
HAMMER BRAND Design	TMDA42583	12-Oct-27
INT-A-GRID	TMA291,750	8-Jun-84
IVORY	UCA38853	14-Oct-50
KAL-TEX	TMA246,358	13-Jun-80
LA TOURNEE DES CHANTIERS	TMA688,497	29-May-07
LE CENTRE DES PLAFONDS	TMA500,618	15-Sep-98
LE CHOIX DES PROS	TMA490,999	5-Mar-98
MACHINE MUD	TMA532,629	13-Sep-00
MACHINE MUD & Design	TMA538,744	15-Dec-00
MACHINE MUD & Design	TMA553,687	13-Nov-01
MACHINE MUD & Design (Bilingual)	TMA543,271	2-Apr-01

CANADIAN TRADEMARK REGISTRATIONS	REGISTRATION NUMBER	REGISTRATION DATE
MACHINE MUD & Design (FRENCH)	TMA541,460	22-Feb-01
MAGIC MUD	TMA541,442	22-Feb-01
MAGIC MUD & Design	TMA549,151	2-Aug-01
MARS	TMA561,300	2-May-02
MERIDIAN	TMA377,854	4-Jan-91
MOIRE	TMA703196	14-Dec-07
ON SITE WITH THE PROS	TMA681,083	05-Feb-07
PANZ	TMA486,779	11-Dec-97
PARALINE	TMA253,146	28-Nov-80
PARALINE PLUS	TMA343,476	5-Aug-88
PARALITE	TMA256,769	13-Mar-81
PARALOCK	TMA255,337	30-Jan-81
PERF-A-BEAD	TMA106,727	24-May-57
PERF-A-TAPE	UCA17403	20-Oct-42
PLUS 3	TMA306,997	13-Sep-85
PRO BEAD	TMA396,747	3-Apr-92
PYROBAR	TMDA54132	8-Apr-87
QUADRA	TMA209,108	29-Aug-75
QUADRADOME	TMA382,133	22-Mar-91
QUICK-LOC	TMA355,333	5-May-89
READY-TEX	TMA549,189	2-Aug-01
RED BAND Design	TMDA51689	3-Mar-31
RED TOP	TMDA035599	14-May-24
ROCKLATH	TMDA46172	29-Apr-29

CANADIAN TRADEMARK REGISTRATIONS	REGISTRATION NUMBER	REGISTRATION DATE
RUFF-TEX	TMA222,183	29-Jul-77
RUF-TEX	TMA223,149	23-Sep-77
SHOWERGLIDE	TMA286,201	23-Dec-83
SNAP-LOC	TMA387,688	16-Aug-91
SNOW-TEX	TMA220,518	6-May-77
SOFTCORE	TMA531,744	24-Aug-00
SPEED-LOC	TMA363,236	10-Nov-89
STRAIGHT-LOC	TMA387,687	16-Aug-91
STRUCTO-LITE	TMA106,886	7-Jun-57
SUR PLACE AVEC LE PROS	TMA681082	15-Feb-07
SYNKO & Design	TMA566,802	3-Sep-02
SYNKO & Design	TMA227,768	12-May-78
SYNKO PRO-SET	TMA406,986	15-Jan-93
SYNKO SUPER-LITE	TMA382,961	12-Apr-91
SYNKOLOID	TMA210,024	10-Oct-75
TAPE-ON	TMA399,513	26-Jun-92
TASK 1	TMA255,338	30-Jan-81
TEXTONE	TMA232,600	6-Apr-79
TEXTURA	TMA248,811	1-Aug-80
TEXTURE FRESH	TMA312,779	28-Mar-86
THE MUD TOUR	TMA688,496	29-May-07
THE PROFESSIONAL’S CHOICE	TMA491,000	5-Mar-98
TRANSPARENCIES	TMA387,089	26-Jul-91
TUFF-HIDE	TMA647,222	01-Sep-05

CANADIAN TRADEMARK REGISTRATIONS	REGISTRATION NUMBER	REGISTRATION DATE
TUFF-HIDE & DESIGN	TMA638,899	03-May-05
TUFF-HIDE PRIMER-SURFACER	TMA646,436	23-May-05
VALUTEX	TMA490,805	3-Mar-98
VERSATEX	TMA292,424	29-Jun-84
VISTA	TMA288,357	24-Feb-84

CANADIAN TRADEMARK APPLICATIONS	APPLICATION NUMBER	DATE OF FILING
CGC	1,327,312	07-Dec-06
CONTROLE POUSSIERE COMPOSE A JOINT & DESIGN	1,433,399	02-May-09
DUST CONTROL DRYWALL COMPOUND & DESIGN	1,433,398	06-May-09
PAIL DESIGN	1,434,044	08-Apr-09
UN SIENCLE A BATIR	1308176	07-Jul-06

U. S. TRADEMARK REGISTRATIONS	REGISTRATION NUMBER	REGISTRATION DATE
ACOUSTIBOND	2078265	15-Jul-97
PANZ	2192934	6-Oct-98

SCHEDULE 7.1.21
Bank Accounts
(see attached)

Canadian Entities
Preparer:
Date:

Account
			Bank Account	Balances as of	SWIFT	ABA
Entity Name	Bank Name	Bank Address	Number	30-Apr-2009	CODE	#	Type of Account	Currency	Authorized Signers		Limits
CGC Inc.	***	*** *** *** ***	***	***	***	***	*** *** ***	***	*** *** *** *** *** *** ***	*** *** *** *** *** ***	***
CGC Inc.	***	*** *** *** ***	***	***	***	***	*** *** ***	***	*** *** ***	*** *** ***	***
CGC Inc.	***	*** *** *** ***	***	***	***	***	*** ***	***	*** *** ***	*** ***	***
CNG Distribution Limited	***	*** *** *** ***	***	***	***	***	*** ***	***	*** *** ***	*** ***	***
USG Canadian Mining Ltd	***	*** *** *** ***	***	***	***	***	*** *** ***	***	*** *** *** *** *** ***	*** *** *** *** ***	***
USG Canadian Mining Ltd.	***	*** *** *** ***	***	***	***	***	*** ***	***	*** *** ***	*** ***	***
USG Canadian Mining Ltd.	***	*** *** *** ***	***	***	***	***	*** *** ***	***	*** *** ***	*** ***	***
CGC Inc.	***	*** *** ***	*** ***		***	***	*** *** ***	***	***		***
CGC Charitable Foundation	***	*** ***	***	***	***	***	*** ***	***	***	***	***
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***

Canadian Entities
Preparer:
Date:

Account
			Bank Account	Balances as of	SWIFT	ABA
Entity Name	Bank Name	Bank Address	Number	30-Apr-2009	CODE	#	Type of Account	Currency	Authorized Signers		Limits
CGC Inc. (formerly for DONN Canada Ltd.)	***	*** *** *** ***	***	***	***	***	*** *** ***	***	*** *** *** *** ***	*** *** ***	***
CGC Inc. (formerly for DONN Canada Ltd.)	***	*** *** *** ***	***	***	***	***	*** *** ***	***	*** *** *** *** ***	*** *** ***	***
CGC Inc.	***	*** *** *** ***	***	***	***	***	*** ***	***	***		***
CNG Distribution Limited	***	*** *** ***	***	***	***	***	*** *** ***	***	*** ***	***	***
CGC Inc.	***	*** *** ***	*** ***	***	***	***	*** *** ***	***	*** ***	***	***
CGC Inc.	***	*** ***	***	***	***	***	***	***	*** ***	*** ***	***
CGC Inc.	***	*** *** ***	***	***	***	***	*** *** ***	***	***		***
CGC Inc.	***	*** *** *** ***	***	***	***	***	*** ***	***	***		***
CGC Inc.	***	*** *** ***	***	***				*** ***	*** *** *** ***
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION***